UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

U.S. CONCRETE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders and

2017 Proxy Statement

The Annual Meeting of Stockholders

of U.S. Concrete, Inc. will be held:

Thursday, May 18, 2017 at 8:00 a.m. local time

Newark Liberty International Airport Marriott

1 Hotel Road

Newark, New Jersey 07114

March 28, 2017

Dear Stockholders,

On behalf of the Board of Directors of U.S. Concrete, Inc., which we refer to as our Company, we invite you to attend the 2017 Annual Meeting of Stockholders of our Company, which we refer to as our Annual Meeting. We will hold our Annual Meeting at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114 at 8:00 a.m. local time, on Thursday, May 18, 2017.

We again are taking advantage of the rules of the Securities and Exchange Commission that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials referenced below. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically, unless you elect otherwise.

On or about March 31, 2017, we will commence the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, the Notice of Annual Meeting of Stockholders, the proxy statement providing information concerning the matters to be acted on at the Annual Meeting, and our Annual Report to Stockholders describing our operations during the year ended December 31, 2016. If you requested printed versions of these materials, a proxy card for the Annual Meeting is also included.

We hope you will be able to attend our Annual Meeting in person. Whether or not you plan to attend, please take the time to vote. You may vote your shares via the Internet or by telephone, by following the instructions included in this proxy statement or, if you elected to receive printed versions of the materials, by signing, dating and returning the enclosed paper proxy card in the enclosed postage-paid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy.

Thank you for your interest in our Company.

Sincerely,

Eugene I. Davis	William J. Sandbrook
Chairman of the Board	President and Chief Executive Officer

331 N. Main Street, Euless, Texas 76039

For further information about the 2017 Annual Meeting,

please call 1-817-835-4105

2017 PROXY STATEMENT

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of U.S. Concrete, Inc.:

The 2017 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, of U.S. Concrete, Inc., which we refer to as the Company, will be held on Thursday, May 18, 2017, at 8:00 a.m., local time, at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114. At the Annual Meeting, we will ask you to consider and take action on the following:

(1)	to elect seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2018 Annual Meeting of Stockholders of the Company (Proposal No. 1);

(2)	to ratify the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2017 (Proposal No. 2);

(3)	to cast a non-binding, advisory vote on the compensation of the Company’s executive officers as disclosed in these materials (Proposal No. 3);

(4)	to vote on a proposal to approve the U.S. Concrete, Inc. 2017 Cash Incentive Plan (Proposal No. 4); and

(5)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors set the close of business on March 23, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock of the Company held by such stockholder at that time. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 331 N. Main Street, Euless, Texas 76039. This list also will be available at the Annual Meeting.

By Order of the Board of Directors,

Paul M. Jolas

Senior Vice President, General Counsel and Corporate Secretary

Euless, Texas

March 28, 2017

MEETING INFORMATION

DATE:	Thursday, May 18, 2017

TIME:	8:00 a.m., Local Time

PLACE:	Newark Liberty International Airport Marriott 1 Hotel Road Newark, New Jersey 07114

HOW TO VOTE

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy so that your shares can be voted at the Annual Meeting and to help us ensure a quorum at the Annual Meeting. You may nonetheless vote in person if you attend the Annual Meeting.

IN PERSON You may come to the Annual Meeting and cast your vote in person

BY PHONE 1-800-690-6903

BY INTERNET www.proxyvote.com

BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope

Important Notice Regarding the Availability of

Proxy Materials for the Stockholders

Meeting to be held on May 18, 2017:

The Notice of Annual Meeting of Stockholders,

Proxy Statement and the Annual Report to

Stockholders are available at

www.proxyvote.com.

U.S. Concrete, Inc.  |  2017 Proxy Statement    i

ii    U.S. Concrete, Inc.  |  2017 Proxy Statement

Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD VOTING RECOMMENDATION	PAGE REFERENCE
1.	Election of directors	FOR EACH NOMINEE	3
2.	Ratification of appointment of independent registered public accounting firm	FOR	48
3.	Advisory vote on executive compensation	FOR	49
4.	Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan	FOR	50

2016 PERFORMANCE HIGHLIGHTS

CONSOLIDATED REVENUE $1.17 BILLION 19.8% increase year-over-year	INCOME FROM CONTINUING OPERATIONS $9.6 MILLION Compared to a loss from continuing operations of $5.1 million in 2015.	TOTAL ADJUSTED EBITDA[1] $159.8 MILLION 21.2% increase year-over-year	NET CASH PROVIDED BY OPERATING ACTIVITIES $112.1 MILLION Adjusted Free Cash Flow[1] $77.4 MILLION

1.	Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Appendix B for reconciliations and other information.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The section entitled “Information Concerning the Board of Directors and Committees” beginning on page 8 describes our corporate governance framework, which includes the following highlights:

+	Annual election of directors

+	6 of our 7 director nominees are independent

+	Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines

+	Frequent executive sessions of the Board without management
+	Separation of Board Chairman and CEO

+	Compensation Committee participation in executive succession planning

+	Directors elected by majority vote

+	Regular Board, Committee and Director Evaluations
+	Board and Committee review of strategic, operational and compliance risks

+	Ethics and corporate compliance hotline

+	Ethics and corporate compliance program

+	Stock ownership guidelines for Directors and Officers

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Proxy Summary

DIRECTOR NOMINEES

Information about each director’s experience, qualifications, attributes and skills can be found beginning on page 4.

NOMINEE	AGE	DIRECTOR SINCE	POSITION(S) HELD	INDE- PENDENT	AC	CC	NCG
Eugene I. Davis	62	2010	Director and Chairman of the Board	X	X		C
William J. Sandbrook	59	2011	Director, President and Chief Executive Officer
Kurt M. Cellar	47	2010	Director	X		C	X
Michael D. Lundin	57	2010	Director	X	C*		X
Robert M. Rayner	70	2010	Director	X		X*	X
Colin M. Sutherland	61	2010	Director	X	X	X	X
Theodore P. Rossi	66	2011	Director	X		X	X
			Number of Meetings in 2016		13	5	3

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee	C Chairperson

*	Effective as of March 8, 2017.

EXECUTIVE COMPENSATION HIGHLIGHTS

Set forth below is the 2016 compensation for each Named Executive Officer as determined under Securities and Exchange Commission (“SEC”) rules. See the 2016 Summary Compensation Table and the accompanying notes to the table beginning on page 36 for more information.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
William J. Sandbrook
President and Chief Executive Officer	2016	$843,750	$—	$1,883,772	$651,100	$41,907	$3,420,529
Jody Tusa, Jr.
Senior Vice President and Chief Financial Officer	2016	334,583	175,000	390,074	160,691	2,219	1,062,567
Paul M. Jolas
Senior Vice President, General Counsel and Corporate Secretary	2016	338,750	—	337,747	154,700	13,250	844,447
Kevin R. Kohutek
Regional Vice President and General Manager-Atlantic Region	2016	284,750	—	242,607	129,364	88,623	745,344
Ronnie Pruitt
Senior Vice President and Chief Operating Officer	2016	365,000	—	390,074	173,722	23,707	952,503

QUESTIONS AND ANSWERS AND OTHER INFORMATION

Please see Questions and Answers about the Meeting and Voting beginning on page 57 and “Other Information” beginning on page 55 for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit stockholder proposals and director nominees for the 2018 Annual Meeting of Stockholders. Additional questions may be directed by phone by calling (817) 835-4105.

LEARN MORE ABOUT OUR COMPANY

You can learn more about our Company, view our governance materials and much more by visiting our website at www.us-concrete.com under Investor Relations.

Please also visit www.proxyvote.com to access the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report.

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Proposal No. 1: Election of Directors

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors, which we refer to as our Board, currently consists of seven members. To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. A description of our policy regarding nominees who receive a majority against vote in an uncontested election is set forth in response to the question “What vote is required to approve of each of the proposals being considered at the Annual Meeting?” If you properly complete the voting instructions via mail, the Internet or telephone, the persons named as proxies will vote your shares “FOR” the election of the nominees listed below unless you vote against one or more nominees.

Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may nominate or designate. Each director nominee has expressed his intention to serve the entire term.

Set forth below is information regarding the age, business experience and Board committee memberships concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of our Company. The ages and positions listed below are as of March 15, 2017.

DIRECTOR NOMINEES

NOMINEE	AGE	DIRECTOR SINCE	POSITION(S) HELD	INDE- PENDENT	AC	CC	NCG
Eugene I. Davis	62	2010	Director and Chairman of the Board	X	X		C
William J. Sandbrook	59	2011	Director, President and Chief Executive Officer
Kurt M. Cellar	47	2010	Director	X		C	X
Michael D. Lundin	57	2010	Director	X	C*		X
Robert M. Rayner	70	2010	Director	X		X*	X
Colin M. Sutherland	61	2010	Director	X	X	X	X
Theodore P. Rossi	66	2011	Director	X		X	X
			Number of Meetings in 2016		13	5	3

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee	C Chairperson
*	Effective as of March 8, 2017.

There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

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Proposal No. 1: Election of Directors

SKILLS AND QUALIFICATIONS OF THE BOARD OF DIRECTORS

	Davis	Sandbrook	Cellar	Lundin	Rayner	Sutherland	Rossi
Current or Prior CEO or COO Experience	✓	✓	✓	✓	✓	✓	✓
Senior Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Industry Experience	✓	✓		✓	✓	✓
Financial Literacy	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓		✓	✓	✓	✓
Finance and Capital Markets Transactions	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓
Technology	✓				✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓

Eugene I. Davis Age: 62 Director since: 2010

Business Experience: Mr. Davis has served as our Chairman of the Board since 2010. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, or PIRINATE, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, and hostile and friendly takeovers, proxy contests, and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, committee chairman or chairman of a number of businesses operating in diverse sectors. From 1990 to 1997, Mr. Davis served as President, Vice Chairman, and Director of Emerson Radio Corporation and from 1996 to 1997 he served as Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998.

Education: Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law.

Current Public Company Directorships: Mr. Davis currently serves as Chairman of the Board of Atlas Iron Limited (ASX: AGO), U.S. Concrete, Inc. (Nasdaq: USCR), and WMIH Corp. (Nasdaq: WMIH), and also serves as a director of Verso Corporation (NYSE: VRS), Genco Shipping & Trading Limited (NYSE:GNK) and Titan Energy, LLC (OTC: TTEN), as well as certain non-SEC reporting companies. On March 3, 2017, Mr. Davis announced his intention to not stand for reelection to the board of Genco Shipping & Trading Limited at its annual general meeting to be held on May 17, 2017 and on March 15, 2017, Mr. Davis announced his intention to not stand for reelection to the board of directors of WMIH Corp. at its 2017 annual general meeting scheduled to be held on June 1, 2017.

Past Public Company Directorships: During the past five years, Mr. Davis has also been a director of the following SEC registrants: Atlas Air Worldwide Holdings, Inc., The Cash Store Financial Services, Inc., Dex One Corp., Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corporation, GSI Group, Inc., Hercules Offshore, Inc., HRG Group, Inc., Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc. and Spectrum Brands Holdings, Inc. Mr. Davis’ prior experience also includes having served on the board of directors of each of ALST Casino Holdco, LLC and Trump Entertainment Resorts, Inc.

Qualifications: As a result of these and other professional experiences, Mr. Davis possesses particular experience and expertise with strategic planning, mergers and acquisitions, finance, accounting and corporate governance, which coupled with his strong leadership skills, makes him an asset to our Company and our Board of Directors. Mr. Davis’ broad experience as a director of other public companies, including other consumer products companies, and his qualification as an “audit committee financial expert” led the Board of Directors to conclude that he should be a member of the Board of Directors.

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Proposal No. 1: Election of Directors

William J. Sandbrook Age: 59 Director Since: 2011

Business Experience: Mr. Sandbrook has served as our President and Chief Executive Officer and director since August 2011. From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s Group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH plc’s business in South America. From 2003 to 2006, Mr. Sandbrook served as President of Oldcastle Materials West Division. Mr. Sandbrook joined Tilcon New York as Vice President in 1992 and became President and Chief Executive Officer three years later. In 1996, Tilcon was acquired by Oldcastle Materials. In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Mr. Sandbrook was named the Rockland County, New York 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year and the American Red Cross 2003 Man of the Year for Southern New York.

Education: Mr. Sandbrook is a 1979 graduate of the U.S. Military Academy at West Point. After receiving his Bachelor of Science, he spent thirteen years in the U.S. Army. Mr. Sandbrook’s service included a four-year tour in Germany in cavalry and engineering units, three years as an Associate Professor in the Department of Mathematics at the U.S. Military Academy at West Point and two years as the Army Program representative to Raytheon. While teaching at West Point, Mr. Sandbrook earned his Professional Engineer’s License (PE) in Industrial Engineering. Mr. Sandbrook earned four Master’s Degrees while in the service. He received an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University.

Qualifications: Our Board of Directors concluded that Mr. Sandbrook is well-qualified to serve as one of our directors based on his significant experience in the building materials industry.

Kurt M. Cellar Age: 47 Director Since: 2010

Business Experience: Since January 2008, Mr. Cellar has been a consultant and board member to companies in a variety of industries as well as a private investor. From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C., where he was partner and portfolio manager until his departure.

Education: Mr. Cellar has a BA in Economics/Business from the University of California, Los Angeles and a Masters in Business Administration from the Wharton School of Business. Mr. Cellar is a Chartered Financial Analyst.

Current Public Company Directorships: Mr. Cellar is currently a director of Angiotech Pharmaceuticals, Inc., Hawaiian Telcom Holdco, Inc., Home Buyers Warranty Corporation, and Six Flags Entertainment Corp. He currently serves as the Chairman of the Audit Committee and as a member of the Nominating and Governance committee for Six Flags Entertainment Corp. and serves as the Chairman of the Audit Committee and as a member of the Nominating and Governance committee for Hawaiian Telcom Holdco, Inc. He also chairs the audit committee for Home Buyers Warranty. He co-chairs the board of Angiotech Pharmaceuticals, Inc.

Past Public Company Directorships: During the past five years Mr. Cellar has served as a director of Horizon Lines, Inc., RCN Corporation, and The Penn Traffic Company.

Qualifications: Our Board of Directors concluded that Mr. Cellar is well-qualified to serve as one of our directors based on his financial expertise and considerable board experience.

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Proposal No. 1: Election of Directors

Michael D. Lundin Age: 57 Director Since: 2010

Business Experience: Since June 2008, Mr. Lundin has served as the Chairman of North Coast Minerals, a platform for mineral and logistics-related portfolio companies of Resilience Capital Partners, a private equity firm where Mr. Lundin is an Operating Executive. Previously, Mr. Lundin was the President and Chief Executive Officer of Oglebay Norton Company from December 2003 to 2008, where he also served as the Chief Operations Officer and the President of the Great Lakes Mineral Division. Prior to joining Oglebay Norton, he was the President and Partner of Michigan Limestone Operations for more than 10 years. During the past five years, Mr. Lundin served as a director of Avtron, Inc., Broder Bros. Co., Great Lakes Calcium and World Technologies, Inc.

Education: Mr. Lundin has a BS from the University of Wisconsin-Stout and a Masters in Business Administration from Loyola Marymount University.

Current Public Company Directorships: Mr. Lundin also serves as the non-executive Chairman of Omni Max International, Inc. and Rand Logistics, Inc.

Qualifications: Our Board of Directors concluded that Mr. Lundin’s experience as an executive officer in the minerals, logistics, and aggregates sector along with his board service with other public companies and financial expertise makes him well-qualified to serve as one of our directors.

Robert M. Rayner Age: 70 Director Since: 2010

Business Experience: Mr. Rayner is President of RM Industries, LLC, an advisory firm providing services relating to management, turnarounds and acquisitions primarily to privately-held and private equity owned firms. Mr. Rayner also serves as a director of Elgin Fastener Group, an Audax Group portfolio company. Previously Mr. Rayner has served as a director of Rocla International Holdings, an Altus Capital Partners portfolio company, Distribution International Holdings LLC, an Audax portfolio company, as the Chairman of the Board of TestEquity LLC, an Evercore Partners, Inc. portfolio company, as President and Chief Executive Officer and as a director of Specialty Products & Insulation Co., a leading national distributor of insulation and architectural products and an Evercore portfolio company, and as a director of Industrial Insulation Group LLC. From 1994 to early 2002, Mr. Rayner was the President and Chief Operating Officer of Essroc Corp. or Essroc, the U.S. operations of a global cement company. He had previously served as the Chief Financial Officer and President of the Construction Materials Division of Essroc. Prior to joining Essroc, for 12 years, Mr. Rayner held various domestic and international positions in corporate finance, treasury and international business at PepsiCo., Inc., and before that he was a consulting civil engineer in the United Kingdom, or U.K., for six years. In 2001, Mr. Rayner was elected as the Chairman of the Board of Directors of the Portland Cement Association, the non-profit organization for the cement producers in the United States and Canada.

Education: Mr. Rayner holds a civil engineering degree from Bristol University, England and is a professional member of the U.K. Institution of Civil Engineers. He has a Masters in Business Administration in finance from the London Business School and a Diploma in International Management from the London Business School, New York University and Hautes Etudes Commerciales, France.

Qualifications: Our Board of Directors concluded that Mr. Rayner is well-qualified to serve as one of our directors based on his executive experience in the cement industry, financial expertise and prior board experience.

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Proposal No. 1: Election of Directors

Colin M. Sutherland Age: 61 Director Since: 2010

Business Experience: Mr. Sutherland is currently President of SC Market Analytics LLC, a firm offering market forecasting, decision support and strategic consulting services to clients in the North American concrete, aggregates and cement sector. From May 2012 to October 2013, he was Vice President Commercial Strategy for Votorantim Cement North America, a leading producer of cement, aggregates and ready-mixed concrete in the Great Lakes region and also served on the Board of Directors and Audit Committee of Pond Technologies Inc. From April 2011 to May 2012, he was Vice President Corporate Development of The Waterford Group, a privately-held company based in Ontario that operates in the aggregates, ready-mixed concrete and industrial services sectors. From July 2010 to March 2011, he served as Special Corporate Development Advisor to the Chief Executive Officer of Armtec Infrastructure Inc., one of North America’s largest producers of pre-cast and pre-stressed concrete components and structures. Previously Mr. Sutherland served as the Executive Vice President of Catawba Resources Inc. from March 2007 to April 2010, and as the Vice President of Business Development, Integration & Strategy at Holcim (US) Inc. from August 2003 to February 2007. From October 2001 to July 2003, he served as the Paris-based Vice President, Cementitious Materials with Lafarge S.A. following a period as Group Integration Director for Blue Circle Industries PLC. Prior to that, he held the position of Director of Corporate Development for Blue Circle North America from September 1995 to January 2001.

Education: Mr. Sutherland holds a Bachelor of Commerce degree from Queen’s University. He has also pursued graduate studies at the Wharton School of Business and lectured in Finance at Concordia University, Montreal in 1986-87.

Qualifications: Based on Mr. Sutherland’s over 30 years of experience devising and implementing growth strategies for leading global players in the concrete, aggregates and cement sector, combined with his deep knowledge of business valuation, post-merger integration and the Company’s geographic markets, our Board of Directors concluded that he is well-qualified to serve as one of the Company’s directors.

Theodore P. Rossi Age: 66 Director Since: 2011

Business Experience: Mr. Rossi has over 45 years of experience in the manufacturing and marketing of hardwood products. From 2009 to the present, Mr. Rossi has served as Chairman and Chief Executive Officer of Rossi Group, LLC, a leading manufacturer and exporter of hardwood lumber. From 2006 to 2009, Mr. Rossi served as Chairman and Chief Executive Officer of American Hardwood Industries. Prior to that, he was Chairman and Chief Executive Officer of Rossi American Hardwoods from 1976 to 2005. Mr. Rossi served as President and is currently on the Executive Committee of the National Hardwood Lumber Association. He is the former Chairman of the American Hardwood Export Council and has been a member of its Board of Directors since 1988. Mr. Rossi previously served as the President and Chairman of the Hardwood Federation and currently serves as a member of its Executive Committee. Additionally, Mr. Rossi serves on the board of C.F. Furniture Group. Mr. Rossi is the past Chairman of the Mt. St. John Foundation and a former member of the Board of Trustees of the University of Connecticut.

Qualifications: Based on Mr. Rossi’s extensive experience in the building material products sector, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees.

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Information Concerning the Board of Directors and Committees

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

Our Board currently consists of seven directors. A majority of our Board constitutes a quorum for meetings of the Board of Directors. The convening of a special meeting is subject to advance written notice to all directors.

Tenure	Independent

Director Independence

Our Board has determined that six of our directors, Messrs. Davis, Cellar, Lundin, Rayner, Sutherland and Rossi are “independent directors” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market and that none has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director. There were no transactions, relationships or arrangements that were considered by our Board in determining the independence of such directors. Accordingly, the majority of the Board is currently and, if all the director nominees are elected, will be comprised of independent directors.

Board Committee and Meetings

Our Board met 18 times during 2016. Our Board currently has standing audit, compensation and nominating and corporate governance committees. Committee designations are generally made by our Board following the election of directors at each annual meeting of stockholders, upon the formation of a new committee or upon the addition or resignation of directors between annual meetings, if needed.

During 2016, each of our directors attended at least 75% of the meetings of the Board and any committee of the Board on which such director served. Members of the Board of Directors are expected to use all reasonable efforts to attend each meeting of the Board and to attend the Company’s annual meeting of stockholders. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate Board committee in advance of such meeting. The Chairman of the Board or his designee may also request that members of management or other advisors attend all or any portion(s) of the meetings of the Board of Directors. Each of our directors attended our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

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Information Concerning the Board of Directors and Committees

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Eugene I. Davis	C	●		C
William J. Sandbrook	●
Kurt M. Cellar	●		C	●
Michael D. Lundin	●	C*		●
Robert M. Rayner	●		●*	●
Colin M. Sutherland	●	●	●	●
Theodore P. Rossi	●		●	●
Number of 2016 Meetings	18	13	5	3

C Chairperson

*	Effective as of March 8, 2017.

Audit Committee

The Audit Committee met 13 times during 2016. During 2016, the Audit Committee consisted of Messrs. Rayner (Chairman), Davis and Sutherland. In March 2017, Mr. Rayner tendered his resignation as Chairman of the Audit Committee, and Mr. Lundin was appointed to the Audit Committee as Chairman. As of March 8, 2017, the Audit Committee consisted of Messrs. Lundin (Chairman), Davis and Sutherland. The Audit Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations — Corporate Governance. The Board has determined that each member of the Audit Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Board has also determined that each of Messrs. Rayner, Davis and Lundin is an “audit committee financial expert,” as defined in the applicable rules of the SEC.

The Audit Committee assists our Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements, accounting, auditing and financial reporting process and internal control systems;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our compliance with legal and regulatory requirements;
•	certain aspects of our compliance and ethics program relating to financial matters, books and records and accounting as required by applicable statutes, rules and regulations; and

•	the assessment of the major financial risks facing us.

The Audit Committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal auditors and outside firms providing internal audit services.

Our management is responsible for preparing our financial statements and for our internal controls, and our independent registered public accounting firm is responsible for auditing those financial statements and the related audit of internal control over financial reporting. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The following functions are among the key duties and responsibilities of the Audit Committee:

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures included in our quarterly earnings releases and periodic reports filed with the SEC;

•	recommending to the Board whether our audited financial statements should be included in our Annual Report on Form 10-K for that year;

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Information Concerning the Board of Directors and Committees

•	reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;

•	reviewing and discussing with management, our senior internal audit executive, outside firms providing internal audit services and our independent registered public accounting firm the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies (including those related to significant business risk exposures such as data privacy and network security);

•	the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, including overseeing their independence;

•	reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;

•	establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm, which guidelines shall meet the requirements of applicable law and listing standards;

•	reviewing and assessing, on an annual basis, the adequacy of the Audit Committee’s charter, and recommending revisions to the Board;

•	reviewing the appointment of our senior internal audit executive, and reviewing and discussing with that individual, and any outside firms providing internal audit services, the scope and staffing of our internal audits, including any difficulties encountered by the internal audit function and any restrictions on scope of its work or access to required information, and reviewing all significant internal audit reports and management’s responses;

•	confirming the regular rotation of the audit partners with our independent auditor, as required by applicable law, and considering whether there should be regular rotation of our auditors;

•	preparing an annual Audit Committee report for inclusion in our proxy statement;

•	reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including meeting annually with the General Counsel regarding the implementation and effectiveness of our compliance programs;

•	reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow to ensure the Company is able to finance its ongoing as well as future operations, and evaluating whether to recommend to the Board to approve or ratify any such financing transaction;

•	considering all of the relevant facts and circumstances available for related party transactions submitted to the Audit Committee in accordance with our policy regarding related party transactions;

•	establishing and maintaining procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters;

•	reviewing and discussing all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management;

•	reviewing and recommending to the Board director and officer indemnification and insurance policies and procedures;

•	evaluating its performance on an annual basis and periodically reviewing the criteria for such evaluation; and

•	performing such other functions the Audit Committee or the Board deems necessary or appropriate under applicable law, including those set forth in our Corporate Governance Guidelines and, in 2016, oversight of management’s efforts to remediate a material weakness in our internal control over financial reporting.

The Audit Committee meets separately with our internal auditors and the independent registered public accounting firm to provide an open avenue of communication.

For additional information regarding the Audit Committee see “Risk Oversight” and “Report of the Audit Committee.”

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Information Concerning the Board of Directors and Committees

Compensation Committee

The Compensation Committee met five times during 2016. During 2016, the Compensation Committee consisted of Messrs. Cellar (Chairman), Lundin, Sutherland and Rossi. In March 2017, Mr. Rayner replaced Mr. Lundin as a member of the Compensation Committee. As of March 15, 2017, the Compensation Committee consisted of Messrs. Cellar (Chairman), Sutherland, Rayner and Rossi. Each member of the Compensation Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Compensation Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations — Corporate Governance.

There are three primary responsibilities of our Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executives and directors; (2) to oversee the adoption of policies that govern our compensation programs, including stock and incentive plans; and (3) to produce the Compensation Discussion and Analysis for our annual meeting proxy statement. The Compensation Committee operates under a written charter adopted by our Board. Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following are the key functions of the Compensation Committee, any of which may be delegated to one or more subcommittees, as the Compensation Committee may deem necessary or appropriate:

•	review and approve annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of our executive officers in light of those goals and set the compensation levels of our executive officers based on the Compensation Committee’s evaluation;

•	review the competitiveness of our compensation programs for executive officers to (1) attract and retain executive officers, (2) motivate our executive officers to achieve our business objectives, and (3) align the interests of our executive officers and key employees with the long-term interests of our stockholders;

•	review trends in management compensation, oversee the development of new compensation plans and, when necessary, revise existing plans;

•	periodically review the compensation paid to non-employee directors through annual retainers and any other cash or equity components of compensation and perquisites, and make recommendations to the Board for any adjustments;
•	review and approve the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all our executive officers;

•	review and approve compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;

•	review and approve our policies and procedures with respect to expense accounts and perquisites for our executive officers;

•	review and discuss with the Board and our executive officers plans for executive officer development and corporate succession plans for the Chief Executive Officer and other executive officers;

•	review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;

•	oversee our employee benefit plans;

•	review periodic reports from management on matters relating to personnel appointments and practices;

•	review and discuss with management our Compensation Discussion and Analysis for our annual meeting proxy statement in compliance with applicable SEC rules and regulations;

•	review and assess the Company’s policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company;

•	make recommendations concerning policies to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation and limiting hedging activities related to Company stock;

•	review and make recommendations regarding the Company’s submissions to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and engagement with proxy advisory firms;

•	retain and terminate any advisors to assist it in performing its duties, including the authority to approve fees and the other terms and conditions of the advisors’ retention; and

•	annually evaluate the Compensation Committee’s performance and charter.

For additional information regarding the Compensation Committee, see “Risk Oversight,” “Compensation Committee Interlocks and Insider Participation” and “Compensation Discussion and Analysis.”

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Information Concerning the Board of Directors and Committees

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met three times in 2016. During 2016, the Nominating and Corporate Governance Committee consisted of Messrs. Davis (Chairman), Cellar, Lundin, Rayner, Sutherland and Rossi. Each member of the Nominating and Corporate Governance Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Nominating and Corporate Governance Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations — Corporate Governance.

The Nominating and Corporate Governance Committee is responsible for the duties and functions related to corporate governance matters including ensuring that we operate in accordance with our Corporate Governance Guidelines, leading the Board in its annual assessment of the performance of the Board, its committees and each of the directors and reviewing, evaluating and recommending changes to our Corporate Governance Guidelines.

The following functions are among the key duties and responsibilities of the Nominating and Corporate Governance Committee:

•	review and make recommendations regarding the size, composition and organization of the Board;

•	develop and recommend to the Board specific criteria for the selection of directors;

•	with respect to director nominees, (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) review the qualifications of any such person submitted to be considered as a member of the Board by any stockholder or otherwise, and (iii) select the director nominees for the next annual meeting of stockholders or to fill vacancies on the Board;

•	develop and periodically reassess policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;

•	review and make recommendations to the Board with respect to the size, composition and organization of the committees of the Board (other than the Nominating and Corporate Governance Committee);

•	recommend procedures for the smooth functioning of the Board;

•	assist the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence, as provided under applicable requirements and listing standards;
•	oversee the Board’s annual self-evaluation process and report annually to the Board with an assessment of the Board’s performance;

•	develop and maintain the orientation program for new directors and continuing education programs for directors;

•	review and discuss as appropriate with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement;

•	review and assess the adequacy of its charter annually and recommend to the Board any changes deemed appropriate; and

•	review its own performance annually.

In carrying out its function to evaluate nominees for election to the Board, the Nominating and Corporate Governance Committee considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to nominate a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” within the meaning of the applicable Nasdaq listing standards. Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee gives due consideration to diversity in business experience, professional expertise, gender and nationality among the Board members because different points of view based on a variety of experiences contributes to effective decision making. In considering candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to the

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Information Concerning the Board of Directors and Committees

Board (other than those proposed by the Company’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board, our stockholders, and other research. The Nominating and Corporate Governance Committee also may select and compensate a third-party search firm to help identify potential candidates, if it deems it advisable to do so.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders may submit nominations to the Nominating and Corporate Governance Committee in care of Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039. Any stockholder wishing to nominate a person for election to the Board must comply with the advance notice deadline and submission process for stockholder proposals contained in our bylaws.

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, whether identified by the Board or by a stockholder, and will evaluate each of them on the same basis.

In light of the material weakness identified in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Nominating and Corporate Governance Committee is committed to seeking a highly qualified Board nominee with significant tax and financial expertise to join the Board as soon as practicable and, in any event, to stand for election at the 2018 Annual Meeting of Stockholders and will be actively seeking women and individuals from minority groups to include in the pool from which Board nominees are chosen.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee was comprised of Messrs. Cellar, Lundin, Sutherland and Rossi. During 2016, no member of the Compensation Committee was an officer or employee of U.S. Concrete or any of its subsidiaries. During 2016, no member of the Compensation Committee had any material interest in a transaction involving the Company (except for the director compensation arrangements described below) or a material business relationship with, or any indebtedness to, the Company. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2016.

Communication with Board of Directors

Stockholders and other interested persons may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 331 N. Main Street, Euless, Texas 76039. All such communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Company Leadership Structure

The Board of Directors is currently led by Eugene I. Davis, our non-executive Chairman. William J. Sandbrook, our President and Chief Executive Officer, serves as a member of the Board of Directors. In the absence of the Chairman, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors meet frequently in executive session without management following Board meetings. All members of the Board are elected annually.

The Board of Directors has historically separated the positions of Chairman and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. For the foregoing reasons, the Board of Directors has determined that its leadership structure is currently appropriate and in the best interests of the Company’s stockholders.

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Information Concerning the Board of Directors and Committees

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. The Board administers this oversight function at the Board level, and through the Audit Committee and the Compensation Committee. The entire Board oversees the strategic, operational and compliance risks. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The Audit Committee also oversees the Company’s data privacy and network security risks and strategy. The Compensation Committee considers risks presented by the Company’s compensation policies and practices, as well as those related to succession and management development. The Audit Committee and Compensation Committee each report directly to our Board.

Code of Ethics

Pursuant to our Code of Ethics and Business Conduct, all employees (including our Named Executive Officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company, are required to disclose such matters to our Chief Executive Officer or General Counsel prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. Our Board members are also responsible for complying with our Code of Ethics and Business Conduct, which is in writing and is available on our website at www.us-concrete.com under Investor Relations — Corporate Governance. You may also obtain a written copy by making a request to our Corporate Secretary by mail at U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4105. In the event that we amend or waive any of the provisions of the Code of Ethics and Business Conduct applicable to our principal executive, financial and accounting officers, we intend to disclose that action on our website, as required by applicable law.

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Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Oversight Function

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, audit of the Company’s financial statements, and performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

Management of the Company has the responsibility for the presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s former independent registered public accounting firm, Grant Thornton LLP, was responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

As discussed above, the Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Remediation Efforts

Management of the Company previously identified and disclosed that the Company had a material weakness in its internal control over financial reporting relating to the accuracy and presentation of the accounting for income taxes, including the income tax provision and related tax assets and liabilities as of December 31, 2015. Since that time, with the oversight of the Audit Committee, the Company has aggressively pursued several avenues to remediate the previously identified material weakness and to strengthen the Company’s internal control over financial reporting in the area of tax accounting. The following steps to strengthen the Company’s internal controls related to tax accounting were implemented and performed during 2016:

•	the hiring of a senior tax director experienced in income tax accounting under U.S. GAAP and taxation of multinational corporations;

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Report of the Audit Committee

•	implementation of additional supervisory and review processes;

•	development and use of tax item checklists and research tools to assist in compliance with U.S. GAAP regarding complex tax accounting issues, including non-routine transactions;

•	review of the tax accounting process to identity and implement enhanced tax accounting processes and related internal control procedures;

•	enhancement of our process and internal controls for the accounting for income taxes, including preparation of tax accounting position papers documenting our analysis and conclusions for all technical tax accounting matters; and

•	increased third-party tax advisory services to validate tax positions and disclosures.

During the course of its assessment of the Company’s internal control over financial reporting as of December 31, 2016, management concluded that a material weakness previously identified and disclosed, relating to the accuracy and presentation of the accounting for income taxes, had not been fully remediated. Management concluded that a material weakness in its internal control over financial reporting existed as of December 31, 2016 relating to management review controls associated with the completeness and accuracy of computations relating to income tax accounts and disclosures.

During 2017, the Audit Committee will continue to oversee actions to address and remediate the material weakness referred to above. Specifically, the Company intends to retain additional staffing for its internal tax accounting department, which experienced turnover during the quarter ended December 31, 2016 and which the Company supplemented with third party tax advisory service providers, and to implement enhanced documentation policies and procedures to be followed by the Company’s tax accounting department and third-party tax advisory service providers.

The successful remediation of this material weakness will require review and evidence of the effectiveness of the related internal controls as part of the Company’s next annual assessment of internal control over financial reporting as of December 31, 2017.

Approval of 2016 Financial Statements

During 2016, the Audit Committee reviewed and discussed with management U.S. Concrete’s audited financial statements as of and for the year ended December 31, 2016. In addition, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed with that firm its independence from U.S. Concrete. In addition, the Audit Committee concluded that Grant Thornton LLP’s provision of services that are not related to the audit of U.S. Concrete’s financial statements was compatible with that firm’s independence from U.S. Concrete.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. This report is furnished by the members of the Audit Committee as of March 1, 2017.

The Audit Committee:

Robert M. Rayner, Chairman

Eugene I. Davis

Colin M. Sutherland

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Director Compensation

DIRECTOR COMPENSATION

Director Retainers and Meeting Fees

During 2016, we paid our non-employee directors the following annual retainers quarterly in advance. Non-employee directors do not receive per meeting fees.

•	an annual retainer of $150,000 to the Chairman of the Board, in addition to the Board and committee retainers listed below;

•	an annual retainer of $100,000 to each non-employee member of the Board;

•	an annual retainer of $15,000 for the Chairman of the Audit Committee;

•	an annual retainer of $15,000 for the Chairman of the Compensation Committee; and

•	an annual retainer of $5,000 for each member (non-chair) of the Audit Committee and Compensation Committee.

Director Equity Compensation

We generally grant annual equity awards to non-employee directors in October as part of their remuneration for services to us. In 2016, each non-employee director (other than the Chairman) received a grant of restricted stock units (“RSUs”) with a grant date fair value of approximately $125,000, and the Chairman received a grant of RSUs with a grant date fair value of approximately $167,500. As a result, on October 1, 2016, we granted 3,636 RSUs to Mr. Davis, as Chairman of the Board, and 2,714 RSUs to each of Messrs. Rayner, Cellar, Lundin, Sutherland, and Rossi. The number of shares granted was based on the closing price of our common stock on the NASDAQ stock market on October 1, 2016. The awards vest in four installments of 25% each on January 1, 2017, April 1, 2017, July 1, 2017, and October 1, 2017, provided the award recipient remains a member of the Board through the applicable vesting dates.

Director Stock Ownership Guidelines

In 2016, our Board of Directors adopted stock ownership guidelines that apply to our non-employee directors. Subject to transition periods and other provisions, the guidelines generally require that each non-employee director beneficially hold shares of our stock with a value at least equal to three times the annual cash retainer paid to non-employee directors. All non-employee directors were in compliance with the guidelines as of March 23, 2017. We also have stock ownership guidelines for our executive officers under Section 16, including each of our NEOs, as further described in “Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Other Director Compensation

We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and committee meetings or otherwise in their capacity as directors.

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Director Compensation

The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2016.

2016 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	RSU Awards ($)(2)(3)	RSU Awards Grant Date	Total ($)
Eugene I. Davis
	255,000	—	—
	—	184,768	10/1/2016
				439,768
Kurt M. Cellar
	115,000	—	—
	—	137,895	10/1/2016
				252,895
Michael D. Lundin
	105,000	—	—
	—	137,902	10/1/2016
				242,902
Robert M. Rayner
	115,000	—	—
	—	137,902	10/1/2016
				252,902
Theodore P. Rossi
	105,000	—	—
	—	137,902	10/1/2016
				242,902
Colin M. Sutherland
	110,000	—	—
	—	137,902	10/1/2016
				247,902

1.	Mr. Sandbrook was a director and Named Executive Officer during 2016. Mr. Sandbrook did not receive any additional compensation for service as a director. Information about his compensation is listed in the Summary Compensation Table below.
2.	The amounts represent the aggregate grant date fair value of RSUs computed in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”). The aggregate grant date fair value of RSUs was equal to the number of RSUs granted multiplied by the closing price of our common stock on the NASDAQ stock market on September 30, 2016, the trading day prior to the date of grant, which was $46.07 per share.
3.	The chart below shows the aggregate number of outstanding RSU awards held by each non-employee director as of December 31, 2016.

Director	Number of Shares of Common Stock Subject to Outstanding RSU Awards
Davis	3,636
Cellar	2,714
Lundin	2,714
Rayner	2,714
Rossi	2,714
Sutherland	2,714

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Executive Officers

EXECUTIVE OFFICERS

The following table provides information about our executive officers as of March 15, 2017. Mr. Sandbrook also serves as a member of our Board of Directors, and his biography is set forth above under the heading “Proposal No. 1 Election of Directors.”

NAME	AGE	POSITION(S) HELD
William J. Sandbrook	59	Director, President and Chief Executive Officer
David A. Behring	48	Regional Vice President and General Manager — South Central Region
Jeff L. Davis	63	Vice President and General Manager — Central Concrete Supply Co., Inc.
Paul M. Jolas	52	Senior Vice President, General Counsel and Corporate Secretary
Kevin R. Kohutek(1)	44	Regional Vice President and General Manager — Atlantic Region
Mark B. Peabody	59	Vice President — Human Resources
Niel L. Poulsen	63	Executive Vice President — Southeast Division
Ronnie Pruitt	46	Senior Vice President and Chief Operating Officer
Jeffrey W. Roberts	50	Vice President and General Manager — Ingram Concrete, LLC
Joseph C. “Jody” Tusa, Jr.(2)	58	Senior Vice President and Chief Financial Officer

(1)	Effective April 1, 2017, Mr. Kohutek will become our Chief Accounting Officer.

(2)	On March 23, 2017, Mr. Tusa resigned from his positions with the Company to be effective July 1, 2017.

David A. Behring has served as our Regional Vice President and General Manager for the South Central Region since October 2015. From April 2014 until October 2015, Mr. Behring served as Vice President of Operations for the South Central Region. From 2006 until April 2014, Mr. Behring held various positions within accounting and operations for the South Central Region most recently as Controller. From 1991 through 2005, Mr. Behring served as General Manager and CFO for Go-Crete, Inc. Mr. Behring holds a Bachelor of Business Administration Degree in Accounting and Finance from Texas A&M University.

Jeff L. Davis has served as Regional Vice President and General Manager U.S. Concrete West (Central Concrete Supply Co, Right Away Redy Mix, Westside Concrete Materials, and Rock Transport) since 2005. From 2001 to 2005, Mr. Davis served as Vice President of Operations of Central. Prior to joining the Company in 2001, Mr. Davis served as Vice President Concrete for Cadman Inc., a Lehigh Heidelberg Cement Company, operating in the Seattle, Washington market. Mr. Davis has 43 years of experience in the ready-mixed concrete, aggregate and cement industry, serving in various sales, operational, and executive management roles. Mr. Davis is a past President and Board member of the Washington Concrete and Aggregate Producers Association, past President and Board member of the Idaho Concrete and Aggregate Producers Association, member of the American Concrete Institute, Chairman of the 1997 American Concrete Institute Convention National, and former Chairman of the National Ready Mixed Concrete Association Environmental Task Group of the Operations, Environmental and Safety Committee. Mr. Davis currently serves as an Industry Advisory Group member of the MIT Concrete Sustainability HUB and is a Trustee of the RMC Research & Education Foundation.

Paul M. Jolas has served as Senior Vice President, General Counsel and Corporate Secretary of U.S. Concrete, Inc. since February 2016. From August 2013 until February 2016, Mr. Jolas served as our Vice President, General Counsel and Corporate Secretary. Prior to joining U.S. Concrete, Inc., Mr. Jolas served as Executive Vice President, Chief Legal Officer and Corporate Secretary for Regency Energy Partners LP (NYSE: RGP) commencing in September 2009. Mr. Jolas has more than 27 years of legal experience, including extensive experience with corporate, securities, corporate governance, mergers and acquisitions, finance and transactional matters. Prior to joining Regency, he served in various legal roles at Dallas-based Trinity Industries, Inc. (NYSE: TRN) from June 2006 through September 2009, most recently as Vice President, Deputy General Counsel and Corporate Secretary. Prior to his work at Trinity, he served as Senior Regional Counsel for the Texas division of KB Home (NYSE: KBH) from 2004 to 2006; from 1996 to 2004, he served as General Counsel, Executive Vice

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Executive Officers

President and Corporate Secretary for Radiologix, Inc. (AMEX: RGX); and from 1989 to 1996, as a member of the corporate securities group for Haynes and Boone, LLP. Mr. Jolas received his Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Duke University School of Law.

Kevin R. Kohutek has served as our Regional Vice President and General Manager for the Atlantic Region since April 2015. Effective April 1, 2017, Mr. Kohutek will become our Chief Accounting Officer and will no longer serve as our Regional Vice President and General Manager for the Atlantic Region. From April 2014 until April 2015, Mr. Kohutek served as our Vice President and Chief Accounting Officer. From June 2012 until April 2014, Mr. Kohutek served as our Vice President and Corporate Controller. From 1997 through 2012, Mr. Kohutek held various positions at ClubCorp Financial Management Corporation (“ClubCorp”), most recently as Vice President of Finance and previously as Director of Financial Reporting. Prior to joining ClubCorp in 1997, he served in the assurance practice for KPMG. Mr. Kohutek holds a Bachelor of Business Administration Degree in Accounting and Finance form Texas A&M University.

Mark B. Peabody has served as our Vice President — Human Resources since May 2012. Prior to joining the Company, from 2008 to 2012, Mr. Peabody served as Vice President of Human Resources and Risk Management for Mario Sinacola Companies. From 2006 through 2008, Mr. Peabody served as Senior Vice President, Corporate Human Resources for Hanson Building Materials North America, and from 2001 through 2006, he served as Chief Counsel, Labor & Employment for Hanson. From 1994 through 2001, Mr. Peabody served as Associate General Counsel and Senior Labor Attorney for PECO Energy Company. From 1992 through 1994, he served as an attorney for Reed Smith LLP. From 1987 through 1991, Mr. Peabody served in the United States Air Force Judge Advocate General’s Corp. He retired from the Air Force Reserve as a Lt. Colonel in 2014 after serving for 25 years. Mr. Peabody received his Bachelor of Arts degree in Business from Rollins College and a Juris Doctor degree from The University of Pittsburgh School of Law. Mr. Peabody later earned his Master of Laws (LL.M.) degree in Labor Law from Georgetown University Law Center.

Niel L. Poulsen has served as our Executive Vice President of the Southeast Division since October 2015. From January 2012 until October 2015, Mr. Poulsen served as our Regional Vice President and General Manager of Redi-Mix, LLC. From 2004 to 2010, he was Vice President and General Manager for Aggregate Industries’ (Holcim) Aggregate and Ready-Mix divisions in Colorado. From 2003 to 2004, he served with Cemex, 1995 to 2002 with the Edw. C. Levy Co., and prior to 2002, served in various international assignments. Mr. Poulsen has over 25 years of domestic and international general management experience in ready-mixed concrete, aggregates and other construction materials.

Ronnie Pruitt has served as our Senior Vice President and Chief Operating Officer since October 2015. From July 2014 to October 2015, Mr. Pruitt served as the Vice President of Cement Sales of Martin Marietta Materials, Inc. (“Martin Marietta”), and from January 1995 to July 2014, he served in various positions at Texas Industries, Inc. (“TXI”), most recently as Vice President of Cement Operations of TXI, which was acquired by Martin Marietta in 2014. Mr. Pruitt has served as President of the Board of Directors of the Cement Council of Texas and Chairman of the Paving Committee for the Portland Cement Association.

Jeffrey W. Roberts has served as the Vice President and General Manager -Ingram Concrete, LLC, or Ingram, since 2006. Mr. Roberts is a 1989 graduate of Oklahoma State University receiving a Bachelor of Business Administration Degree in Management/ Marketing and minor field of study in Statistics from Oklahoma State University. From 1994 through 2006, Mr. Roberts held various positions for Ingram, including Vice President of Sales and Operations from 2003 through 2006, Sales and Operations Manager from 1997 through 2003, and Quality Control Manager from 1994 through 1997. From 1993 to 1994, he served as the Quality Control Manager for Campbell Concrete. From 1990 to 1993, Mr. Roberts served as Technical Sales Representative for Cormix Construction Chemicals (formerly Gifford Hill Chemical), with sales responsibility in southeast Texas. From 1989 to 1990, he served as Sales Representative and Quality Control Assistant for Gifford-Hill Concrete in Ft. Worth, Texas. Mr. Roberts is a delegate and past member of the Board of Directors of the Texas Aggregate and Concrete Association.

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Executive Officers

Joseph C. “Jody” Tusa, Jr. has served as our Senior Vice President and Chief Financial Officer since February 2016. On March 23, 2017, Mr. Tusa resigned from his position with the Company to be effective July 1, 2017. From May 2015 to January 2016, Mr. Tusa served as the Chief Financial Officer of Emerge Energy Services GP LLC, the general partner of Emerge Energy Services LP, an energy services company listed on the New York Stock Exchange. From January 2008 to January 2015, Mr. Tusa was the Chief Financial Officer of USA Compression GP, LLC, the general partner of USA Compression Partners, LP, a provider of compression services listed on the New York Stock Exchange. From 2001 to December 2007, Mr. Tusa served as the Chief Financial Officer of Comsys IT Partners, Inc., an information technology staffing company and an affiliate of Metamor. From 1997 to 2001, Mr. Tusa served as Senior Vice President of Business Operations for Metamor Worldwide, Inc., an IT services company that was listed on the NASDAQ stock exchange. Prior to that, Mr. Tusa served as Chief Financial Officer of DSM Copolymer, Inc., a producer and global supplier of synthetic rubber. Mr. Tusa began his career with Arthur Andersen in Houston, Texas in its oil and gas exploration and production division. Mr. Tusa received his B.B.A. from Texas State University and his M.B.A. from Louisiana State University. He is licensed as a Certified Public Accountant in the State of Texas.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). For 2016, the following individuals constituted our “Named Executive Officers”. The titles shown below were their titles as of December 31, 2016:

William J. Sandbrook	President and Chief Executive Officer
Jody Tusa	Senior Vice President and Chief Financial Officer
Paul M. Jolas	Senior Vice President, General Counsel and Corporate Secretary
Kevin R. Kohutek	Regional Vice President and General Manager — Atlantic Region
Ronnie Pruitt	Senior Vice President and Chief Operating Officer

KEY TAKE-AWAYS FOR 2016 COMPENSATION

OUR	COMPENSATION-SETTING PROCESS

•	reports on officers’ and key employees’ compensation;

•	financial reports on year-to-date performance versus budget and prior year performance;

•	calculations and reports on levels of achievement of individual and corporate annual performance objectives;

•	information regarding compensation levels at peer groups of companies;

•	management’s proposals for salary, bonus and long-term incentive compensation; and

•	proposed annual retainers, meeting fees and any other cash or equity components of compensation for non-employee directors.

OUR	EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

•	Competitiveness

•	Support Business Objectives, Strategy and Values

•	Pay-for-Performance

•	Emphasize Stock Ownership

•	Individual Performance

•	Integrated Approach

THE	ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

•	Annual Base Salaries

•	Annual Cash Bonuses

•	Long-Term Equity Incentives

•	Non-Qualified Deferred Compensation Plan

•	Matching Contributions under our 401(k) Plan

•	Health and Welfare Benefits

•	Severance Benefits

POST-EMPLOYMENT	ARRANGEMENTS FOR OUR NAMED EXECUTIVE OFFICERS

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios.

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Compensation Discussion and Analysis

The Compensation-Setting Process

Overview

Our executive compensation program is administered by our Compensation Committee (“Compensation Committee” or “Committee”). The role of the Committee is to provide oversight and direction to ensure the establishment of executive compensation programs that are competitive in nature, enable us to attract top talent, and align the interests of our executive officers and our stockholders. The Committee is supported by our Vice President — Human Resources in the design, review and administration of our executive compensation programs and receives the input of our Chief Executive Officer regarding the compensation of our executive officers, other than himself. The Committee has engaged a third party compensation consulting firm, Willis Towers Watson, a nationally recognized executive compensation consulting firm (“Willis Towers Watson”), to evaluate executive officer compensation, evaluate Company practices in relation to other companies, and provide associated recommendations.

The Compensation Committee meets as often as it determines is necessary to perform its duties and responsibilities related to (i) compensation of the Company’s executives and other key employees, (ii) the fees and retainers paid to non-management directors of the Company, and (iii) the Company’s employee benefit plans and practices. The Committee typically meets at least four times a year with our Chief Executive Officer, Vice President — Human Resources, and General Counsel, and when appropriate and as needed, outside compensation consultants. The Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer, to determine his bonus for the prior calendar year, to set his base salary for the then-current calendar year, and to consider and approve any grants to him of equity incentive compensation.

The Committee works with management to establish the agenda for each meeting and typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•	reports on officers’ and key employees’ compensation;

•	financial reports on year-to-date performance versus budget and prior year performance;

•	calculations and reports on levels of achievement of individual and corporate annual performance objectives;

•	information regarding compensation levels at peer groups of companies;

•	management’s proposals for salary, bonus and long-term incentive compensation; and

•	proposed annual retainers, meeting fees and any other cash or equity components of compensation for non-employee directors.

Management’s Role in the Compensation-Setting Process

Our management, especially our Chief Executive Officer and Vice President — Human Resources, plays a key role in the compensation-setting process for the executive officers, except with respect to the compensation of the Chief Executive Officer. The most significant aspects of management’s role are:

•	recommending salary adjustments and equity compensation awards;

•	recommending strategic objectives and business performance targets for approval by the Compensation Committee in connection with the annual incentive compensation plan; and

•	evaluating employee performance.

At the Committee’s request, our Chief Executive Officer participates in Committee meetings to provide:

•	information regarding our strategic objectives;

•	his evaluations of the performance of all executive officers; and

•	compensation recommendations as to all executive officers (excluding himself).

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Compensation Discussion and Analysis

The Chief Executive Officer considers all relevant information and provides recommendations to the Committee regarding compensation for review, discussion and approval for all executive officers with the exception of himself. While the Committee considers the recommendation of our Chief Executive Officer, the Committee has the ultimate authority in making compensation decisions for the executive officers. The Committee reviews the performance and establishes appropriate compensation for the Chief Executive Officer in executive session without the Chief Executive Officer present.

The Compensation Committee has designated our Chief Executive Officer, Chief Financial Officer and Vice President — Human Resources, collectively, as the “Administrator” of our short-term incentive plan, which is our annual cash bonus plan. The Compensation Committee chose those individuals because of their access to financial information and individual performance criteria necessary to administer the plan. The Administrator has the authority to interpret the plan, to exercise discretion in interpolating performance levels and award payouts outside of or between the designated benchmarks, as well as to take all steps and make all determinations in connection with the short-term incentive plan and bonus payouts as it deems necessary. All incentive award payouts must ultimately be approved by the Committee.

Executive Compensation Philosophy and Policies

We are focused on building and maintaining a sustainable business model that consistently delivers superior returns to our stockholders. To be successful, we must attract, motivate, retain and reward key talent to provide the needed leadership capabilities to develop and execute our business strategy. Our compensation philosophy and approach is designed to support these objectives.

Our compensation philosophy is to provide competitive market compensation opportunities with an emphasis on performance-based variable pay. This “pay-for-performance” approach is reflected in the compensation package of all executive officers.

Our primary external market reference point for our market analysis is the 50th percentile. Our Compensation Committee uses the 50th percentile because it believes that is the appropriate level to attract and retain executive talent. Coupled with the opportunity to earn higher amounts commensurate with performance, the Committee believes high performing executives are given appropriate incentives and rewards for performance that results in improved shareholder value.

It is important to note that the external competitive market data serves as just one point of reference for the Committee. The total compensation packages for executives may vary materially from the benchmark data based on several factors, including individual performance, Company and business unit performance, tenure at the Company, retention needs, experience, strategic impact, and internal pay equity. In addition, as the Company’s revenue has increased from $598.2 million in 2013 to $1.2 billion in 2016, the NEO’s target total cash compensation and total direct compensation levels (other than the CEO) have not grown as rapidly, resulting in 2016 levels generally between the 25th and 50th percentile. However, the Company intends to target the 50th percentile over time.

All components of compensation for executive officers and key management are reviewed annually to ensure consistency with our compensation philosophy and to verify that the overall level of compensation is competitive. We use the following principles in the design and administration of our executive compensation program:

•	Competitiveness — Our compensation programs are designed to ensure we can attract, motivate and retain the talent needed to lead and grow the business. Targets for total cash compensation (base salary and short-term incentives) have generally been set between the 25th and 50th percentile levels. However, the Company intends to target the 50th percentile over time.

•	Support Business Objectives, Strategy and Values — Ultimately our compensation program is designed to drive the achievement of short and long-term business objectives, support the creation of long-term value for our stockholders, and promote and encourage behavior consistent with our core values and guiding principles.

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Compensation Discussion and Analysis

•	Pay-for-Performance — While we generally establish target long term incentive award levels between the 25th and 50th percentile levels for target level performance, our plans provide the opportunity for significantly greater rewards for outstanding performance. At the same time, performance that does not meet expectations is not rewarded.

•	Emphasize Stock Ownership — Our compensation programs encourage an ownership mentality and align the long-term financial interest of our executives with those of our stockholders. In addition, during 2016, we adopted formal stock ownership guidelines for our NEOs and directors.

•	Individual Performance — In addition to Company-wide and business unit financial measures, our annual incentive program emphasizes individual performance and the achievement of personal objectives.

•	Integrated Approach — We look at compensation in total and strive to achieve an appropriate balance of immediate, annual and long-term compensation components, with the ultimate goal of aligning executive compensation with the creation of long-term stockholder value.

We believe that we offer a work environment in which executive employees are allowed to use their abilities to achieve personal and professional satisfaction. However, we also understand that our executive employees have a choice regarding where they pursue their careers, and the compensation we offer plays a significant role in their decisions to choose to remain with us. We believe that our compensation principles will reward and encourage our management to deliver increasing stockholder value over time and help us to attract and retain top executive talent.

Internal Pay Equity

In implementing our compensation philosophy, the Committee also compares our Chief Executive Officer’s total compensation to the total compensation of the other Named Executive Officers. However, the Committee has not established a targeted level of difference between the total compensation of the Chief Executive Officer and the median total compensation level for the next lower tier of management. The Committee also considers internal pay equity among the other Named Executive Officers, and in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those officers.

Stockholder Say-on-Pay Votes

At our 2016 Annual Meeting, of those stockholders voting on the matter, 97.2% voted to approve our executive compensation on an advisory basis. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation and, as a result, did not change its approach in fiscal 2016. The Compensation Committee will consider the outcome of the Company’s future say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Compensation Consultants and Competitive Benchmarking

Compensation Consultants. As in prior years, the Compensation Committee engaged Willis Towers Watson to analyze our current compensation program to ensure that the Company’s executive, key employee and director compensation programs were:

•	Performance Based. Designed to be performance-based and maximize stockholder value creation.

•	Aligned with Strategy and Culture. Aligned with the Company’s current business strategy and corporate culture.

•	Market Competitive. Competitive with the market in order to attract, engage, reward and retain executive and key talent.

In connection therewith, Willis Towers Watson:

•	had multiple conversations with the Chairman of our Compensation Committee, Chief Executive Officer and our Vice President — Human Resources regarding 2016 compensation;

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Compensation Discussion and Analysis

•	advised the Compensation Committee with respect to the review and selection of our 2016 peer group; and

•	advised the Compensation Committee regarding the design, implementation and valuation of our long-term equity incentive awards and respective performance metrics for 2016.

The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC and NASDAQ rules and concluded that Willis Towers Watson’s work for the Compensation Committee does not raise any conflict of interest.

For 2016, we also subscribed to an on-line compensation service available through the Economic Research Institute (“ERI”). ERI compiles a robust database on job competencies, cost-of-living increases and executive compensation surveys. These three databases are used to help gauge the competitiveness of our 2016 salaries and executive compensation practices.

Competitive Benchmarking. Our compensation philosophy generally results in the establishment of total direct compensation (base annual salary, target bonus opportunity, long term incentives) that are between the 25th and 50th percentile of market for executives in similar positions. The Committee does not employ a formulaic approach in setting any aspect of total compensation. The Committee has the flexibility to increase compensation when either hiring new executives who have significant industry experience, or for existing executives who demonstrate outstanding performance.

We compete against companies in many industries for executive talent. Because we believe that our benchmark peer group does not necessarily represent all of the companies that may be direct competitors for executive talent, we also rely upon general industry national survey data of companies which are of similar revenue size. This general industry data is collected and prepared for us by Willis Towers Watson.

In 2016, Willis Towers Watson was asked to benchmark the compensation of the Company’s executive officers. In seeking an appropriate peer group, management, the Committee and Willis Towers Watson recognized that there are few publicly-traded companies in the construction materials industry that are close to the Company’s size in terms of annual revenue and market capitalization. Most other publicly-traded construction materials companies are larger than the Company and are companies with which the Company rarely competes. Despite those challenges, management and the Committee agreed on the following peer group for 2016, which was unchanged from 2015:

Company	Primary Industry	Primary Segment and GICS Code
Vulcan Materials Company	Construction Materials	Stone Materials (15102010)
Martin Marietta Materials Inc.	Construction Materials	Stone Materials (15102010)
MYR Group, Inc.	Construction and Engineering	Heavy Construction (20103010)
Matrix Service Company	Oil and Gas Equipment and Services	Heavy Construction (20103010)
Great Lakes Dredge & Dock Corporation	Construction and Engineering	Heavy Construction (20103010)
Headwaters Incorporated	Construction Materials	Stone Materials (15102010)
Sterling Construction Co. Inc.	Construction and Engineering	Heavy Construction (20103010)
Eagle Materials Inc.	Construction Materials	Concrete (15102010)
Forbes Energy Services Ltd.	Oil and Gas Equipment and Services	Oil and Gas Field Services (10101020)
Integrated Electrical Services, Inc.	Construction and Engineering	Heavy Construction (20103010)
Furmanite Corporation	Construction and Engineering	Commercial Repair Services (20201070)
Orion Marine Group, Inc.	Construction and Engineering	Heavy Construction (20103010)
Argan, Inc.	Construction and Engineering	Heavy Construction (20103010)
American Woodmark Corp.	Building Products	Building Products (20102010)
Cal Dive International	Oil and Gas Equipment and Services	Oil and Gas Field Services (10101020)

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Compensation Discussion and Analysis

The Committee believes this group of companies is an appropriate peer group for compensation setting purposes because their revenues, industry and geographic markets are most similar to the Company and provide a reasonable point of reference for comparing like positions and scope of responsibility for purposes of executive compensation. It is the Committee’s view that (i) we compete for executive officers and employees from companies that are represented by this group, and (ii) investors consider the performance of these public companies when deciding to make an investment in the construction materials sector. Among this peer group, the Company ranked near the median in terms of annual revenue.

Given the changing nature of our industry and the construction industry, the Compensation Committee expects that the companies used in the benchmarking process and peer group may vary from year-to-year.

Components of Executive Compensation

The primary components of our executive compensation programs are as follows:

•	Annual Base Salaries. This fixed component of pay is based on an individual’s particular skills, responsibilities, experience and performance. The executive officers, as well as other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

•	Annual Cash Bonuses. This variable cash component of pay is based on Company performance, business unit performance, and an individual’s achievement of specified goals measured over a performance period of one year.

•	Long-Term Equity Incentives. This variable equity component of pay is based on an individual’s compensation grade level. For 2016, we granted awards of restricted stock to all executives and key employees with 60% of the awards vesting annually over a three-year period (time-based vesting) and the remaining 40% vesting upon attainment of specified performance measures (performance-based vesting).

•	Non-Qualified Deferred Compensation Plan. All executive officers and certain key employees are eligible to participate in non-qualified deferred compensation plan under which they may defer up to 75% of their base compensation and 75% of their annual incentive compensation. There is no Company match for contributions to the non-qualified deferred compensation plan.

•	Matching Contributions under our 401(k) Plan. The Company maintains a defined contribution 401(k) profit sharing plan for employees, including executive officers, meeting various employment requirements. Eligible employees may contribute amounts up to the lesser of 60% of their annual compensation or the maximum amount Internal Revenue Service regulations permit. During 2016, we matched 100% of the first 5% of employee contributions.

•	Health and Welfare Benefits. All executive officers are eligible to participate in health and welfare benefit programs that are available to substantially all non-union employees which provide for medical, dental, vision, basic life, and disability insurance needs. We do not offer any post-employment retiree health or welfare benefits.

•	Severance Benefits. We have entered into executive severance agreements with each of our NEOs, which provide the NEOs with varying severance compensation and benefits if their employment is terminated in a qualifying termination.

Hiring of Mr. Tusa

Effective February 1, 2016, we hired Mr. Tusa as our Senior Vice President and Chief Financial Officer (Grade Level 20). To incentivize Mr. Tusa to accept this position, we agreed to (i) pay Mr. Tusa a base salary of $365,000 per year, (ii) grant Mr. Tusa a target cash bonus opportunity equal to 60% of his base pay, with a maximum cash bonus opportunity equal to 90% of his base pay, (iii) pay Mr. Tusa a signing bonus of $175,000 and (iv) award Mr. Tusa a restricted stock award under the U.S. Concrete, Inc. Long-Term Incentive Plan (the “LTIP”) with a value of $352,000.

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Compensation Discussion and Analysis

Promotion of Mr. Jolas

Effective February 22, 2016, Mr. Jolas was promoted from a Vice President level (Grade Level 19) to a Senior Vice President level (Grade Level 20). In connection with this promotion, we increased Mr. Jolas’s base salary from $305,000 per year to $350,000 per year and increased his 2016 target cash bonus amount to 50% of his new base salary.

Analysis of Our 2016 Executive Compensation Program

Base Salary

Our Compensation Committee’s general approach is to determine base salaries by evaluating (i) the levels of responsibility, prior experience and breadth of knowledge of the executive, (ii) internal pay equity issues, and (iii) external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual scope of responsibility and accountability, individual performance, time with the Company and experience, strategic impact of the position, general levels of market salary increases, retention concerns, peer group data, and our overall financial results. The Committee generally grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes based on goal accomplishments, with such goals being set by supervisors, or in the case of the Chief Executive Officer, by the Board.

Effective April 1, 2016, salaried employees within the Company received an average of a 3.0% increase in their base salary. Based upon a review of external benchmarking data and assessments of individual performance, Company performance and each NEO’s contribution to the Company’s performance, the NEOs received base salary increases ranging from 0% to 14.8% as shown in the following table. The 2016 base salaries for the NEOs, which became effective April 1, 2016, and the percentage increase from their 2015 base salaries were as follows:

Name	2016 Base Salary ($)	Increase (%)
William J. Sandbrook	850,000	3.0
Jody Tusa	365,000	—
Paul M. Jolas	350,000	14.8
Kevin R. Kohutek	289,000	6.3
Ronnie Pruitt	365,000	—

As a result of the material weakness in our internal control over financial reporting identified in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Material Weakness”), neither Mr. Sandbrook nor Mr. Tusa received an increase in base salary in 2017.

Annual Cash Bonus — 2016 Annual Incentive Plan

Our Compensation Committee typically awards cash bonuses to executive officers on an annual basis. For 2016, the Committee adopted the 2016 Annual Incentive Plan, a short-term cash incentive plan for all our salaried employees, including all our executive officers. The purpose of the 2016 Plan was to attract, retain, motivate and reward team members for successful Company, business unit and individual performance, with rewards that were commensurate with the level of performance attained. The cash bonus award is intended to be a significant part of an executive officer’s total compensation package subject to the performance of the executive officer.

Performance Metric Selected. Our Compensation Committee periodically reviews the appropriateness of the performance measures used in our incentive plans (including the 2016 Plan), the degree of difficulty in achieving the targets based on these measures, as well as certain strategic and nonfinancial objective criteria. In 2016, the Compensation Committee again selected Total Adjusted EBITDA as the performance measure used for determining whether bonuses would be paid under the 2016 Plan. The Compensation Committee also reviewed the target level of Total Adjusted EBITDA under the 2016 Plan and adjusted it as appropriate to account for strategic acquisitions throughout 2016.

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Compensation Discussion and Analysis

We define Total Adjusted EBITDA as our income (loss) from continuing operations plus the provision (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, derivative gain (loss), (gain) loss on revaluation of contingent consideration, and gain (loss) on extinguishment of debt. Additionally, Total Adjusted EBITDA is adjusted for certain non-recurring or non-cash items. The additional items that are adjusted to determine our 2016 Total Adjusted EBITDA were: non-cash stock compensation expense; corporate officer severance expense; and acquisition-related professional fees.

Total Adjusted EBITDA Thresholds. For 2016, the Compensation Committee set the Total Adjusted EBITDA target for the 2016 Plan based on the Company’s 2016 Adjusted EBITDA budget of $174.2 million, which represented a 37.7% increase as compared to the Company’s 2015 Adjusted EBITDA budget under the 2015 Annual Incentive Plan (the “2015 Plan”). The Committee determined that achieving 100% of the Total Adjusted EBITDA budget warranted a payout of 100% of an employee’s individual target bonus award, which was consistent with the 2015 Plan. In 2016, the Committee established Total Adjusted EBITDA target thresholds for an initial payout, target payout and maximum payout at $139.3 million, $174.2 million and $209.0 million, respectively.

Total Adjusted EBITDA below $139.3 million would result in no non-discretionary bonuses being paid under the 2016 Plan. Total Adjusted EBITDA performance between these thresholds would result in bonus payments being made on an interpolated basis.

Bonus Target and Maximum Percentages. Each NEO and participant in the 2016 Plan had a target bonus percentage that was (i) based on their grade level, and (ii) expressed as a percentage of their annual base salary, and could potentially earn amounts under the 2016 Plan that range from $0 (if the threshold Total Adjusted EBITDA performance level was not met) to a designated maximum level, based on performance actually achieved. The grade level and target maximum percentage applicable to each of the NEOs for 2016 were as set forth in the chart below:

Named Executive Officer	Grade Level	Target % of Base Salary	Maximum % of Base Salary
William J. Sandbrook	21	100%	200%
Jody Tusa	20	60%	90%
Paul M. Jolas	20	50%	75%
Kevin R. Kohutek	19	50%	75%
Ronnie Pruitt	20	60%	90%

Bonus Award Weighting and Criteria. After the threshold Total Adjusted EBITDA performance is met, the percentage of a NEO’s target bonus available for payout is determined using a formula that includes the following criteria: (i) Total Adjusted EBITDA performance as compared to budget and (ii) the individual’s performance against established individual performance objectives. In addition, for employees with business unit responsibility, the formula also includes the business unit’s Adjusted EBITDA performance as compared to budget. The following describes the weighting of the various criteria in the bonus calculation by NEO:

•	For Mr. Sandbrook, 80% of the bonus award determination is based on the total Total Adjusted EBITDA performance and 20% is based on the individual’s performance against established individual performance objectives.

•	For employees in corporate staff positions (including Mr. Tusa, Mr. Jolas and Mr. Pruitt, but excluding Mr. Sandbrook), 75% of the bonus award determination is based on the total Total Adjusted EBITDA performance and 25% is based on the individual’s performance against established individual performance objectives (the “Corporate Staff Weightings”).

•

For employees with operating region and business unit responsibility (including Mr. Kohutek), 25% of the bonus award determination is based on the total Total Adjusted EBITDA, 50% is based on the operating

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Compensation Discussion and Analysis

region and business unit Adjusted EBITDA, and 25% is based on the individual’s performance against established individual performance objectives (the “Business Unit Manager Weightings”).

The following table summarizes for each NEO their target bonus and weighting and target amount by criteria:

Named Executive Officer	Target Percentage of Base Salary	Individual Target Bonus (Target Percentage x Base Salary)	Company Adjusted EBITDA Bonus Weighting and Target Amount	Operating Region and Business Unit Adjusted EBITDA Weighting and Target Amount	Individual Goal Factor Weighting and Target Amount
William J. Sandbrook	100%	$850,000	80% ($680,000)	0% ($0)	20% ($170,000)
Jody Tusa	60%	$219,000	75% ($164,250)	0% ($0)	25% ($54,750)
Paul M. Jolas	50%	$175,000	75% ($131,250)	0% ($0)	25% ($43,750)
Kevin R. Kohutek	50%	$144,500	25% ($36,125)	50% ($72,250)	25% ($36,125)
Ronnie Pruitt	60%	$219,000	75% ($164,250)	0% ($0)	25% ($54,750)

2016 Bonus Awards to Named Executive Officers. The following summarizes the calculation of the 2016 bonus awards paid to the NEOs:

Total Adjusted EBITDA Criteria. Our actual 2016 Total Adjusted EBITDA performance was $169.3 million, which exceeded the initial payout threshold level, resulting in every participant in the 2016 Plan being eligible to receive a bonus award. Because our actual Total Adjusted EBITDA achievement did not exceed 100% of the Total Adjusted EBITDA budget for 2016, NEO bonus awards based on Total Adjusted EBITDA were paid out at 89.5% of their Total Adjusted EBITDA bonus target amount.

Operating Region and Business Unit Adjusted EBITDA Criteria. For Mr. Kohutek, the Atlantic operating region and business unit Adjusted EBITDA performance exceeded the target threshold level, resulting in a payout of 105% of his target award.

Individual Performance Criteria. The amount of a participant’s available target bonus to be paid out under the individual component was determined by the accomplishment of certain objectives specified for the participant and other individual performance criteria. These performance metrics were established at the beginning of 2016 and included metrics such as goal accomplishment, quality of work, and where appropriate, managerial competence and safety. We do not disclose specific individual performance goals due to the potential for competitive harm.

At the end of the year, the Compensation Committee subjectively reviews the performance of Mr. Sandbrook in achieving his individual goals and awards him from 0% to 200% of his individual goal target bonus amount. Similarly, Mr. Sandbrook subjectively reviews the performance of each of the other NEOs in achieving their individual goals and recommends to the Compensation Committee a bonus award from 0% to 150% of each of their individual target goal amounts.

For 2016, based on these subjective reviews of individual goal performance achievement, the NEOs were awarded the following percentages of their individual goal factor target bonus amount:

Name	Percentage
Sandbrook	90.2%
Tusa	75.0%
Jolas	85.1%
Kohutek	58.6%
Pruitt	48.8%

However, as a result of the Material Weakness, the Compensation Committee decided to reduce the individual goal performance achievement levels for Messrs. Sandbrook and Tusa to 25.0%.

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Compensation Discussion and Analysis

The Compensation Committee met in the first quarter of 2017, and pursuant to the 2016 Plan, awarded an annual incentive bonus for each of the NEOs as set forth in the table below:

Named Executive Officer	Company Adjusted EBITDA Bonus Amount ($)	Business Unit Adjusted EBITDA Bonus Amount ($)	Individual Goal Factor Bonus Amount ($)	Total 2016 Annual Bonus ($)
William J. Sandbrook	608,600	—	42,500	651,100
Jody Tusa	147,004	—	13,687	160,691
Paul M. Jolas	117,469	—	37,231	154,700
Kevin R. Kohutek	32,332	75,863	21,169	129,364
Ronnie Pruitt	147,004	—	26,718	173,722

Long-Term Incentive Compensation

We believe that long-term incentive awards help to create and maintain a long-term perspective among executive officers and provides a direct link to our long-term growth and profitability. However, we also understand that equity awards create dilution in our earnings per share and therefore believe that a portion of our long-term incentives should be tied directly to performance. The Committee believes that restricted stock awards (“RSAs”) are the most appropriate forms of equity awards to achieve our stated objectives. RSAs strongly and directly link management and stockholder interests. As a full value award, RSAs are less dilutive to stockholders than stock options since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and managers.

Under our LTIP, RSAs are granted on an annual basis in amounts that vary by salary grade and role for each executive officer and manager. Generally, the award grants are awarded in the first quarter of the year and are (i) 60% time-based with vesting to occur in equal annual installments over a three-year period beginning on the first anniversary of the date of grant; and (ii) 40% performance-based with performance hurdles that link the equity award to achievement of stockholder value. The Committee believes that restricted shares with a combination of time and performance-based vesting criteria provide a motivating form of incentive compensation, help to align the interests of executives with those of our stockholders, foster employee stock ownership, and contribute to the focus of the management team on increasing value for our stockholders. In addition, the Committee believes the three year time-based vesting period, which is subject to the executive’s continued employment with us, encourages executive retention. Our equity awards are designed to enable the Company to be competitive in an industry and market in which there are very few similarly sized companies.

Based on the foregoing analysis and objectives, the Compensation Committee approved the following structure for the 2016 equity awards:

•	60% of the number of shares granted consisted of RSAs with time-based vesting. Vesting will occur in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

•	40% of the number of shares granted consisted of RSAs with performance-based vesting (the “Performance Shares”). Half of the Performance Shares would vest if the average of the daily volume-weighted average closing share price (the “VWAP”) of our common stock over any period of twenty consecutive trading days (the “VWAP Hurdle”) reached $64.00 or more, within three years from the date of grant. The other half of the Performance Shares would vest if the VWAP Hurdle reached $71.25 or more, within three years of the date of grant. The $64.00 VWAP Hurdle and the $71.25 VWAP Hurdle represented an approximately 9% compound average growth rate over three years (“3 Year CAGR”) and a 13% 3 Year CAGR, respectively, to the 20-day VWAP of the Company’s common stock through and including February 29, 2016, which was $49.36 per share.

On March 1, 2016, the Compensation Committee approved equity awards for the NEOs that were granted effective as of March 1, 2016 based on the following award values and the 20-day VWAP of the Company’s

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Compensation Discussion and Analysis

common stock through and including February 29, 2016. The actual number of shares awarded was rounded up to the nearest 100 shares. The value of the awards shown in the 2016 Grants of Plan Based Awards Table differ from the dollar amounts reported below due to the use of a 20-day VWAP to value the shares and the effects of rounding.

Name	2016 RSA Award ($)	2016 RSA Award (#)
William J. Sandbrook	1,700,000	39,600
Jody Tusa	352,000	8,200
Paul M. Jolas	302,000	7,100
Kevin R. Kohutek	216,000	5,100
Ronnie Pruitt	352,000	8,200

Perquisites and Other Benefits

Perquisites did not constitute a material portion of the compensation to the NEOs for 2016. However, we do provide payment for the premiums associated with additional term life insurance and whole life insurance for our Chief Executive Officer and a housing allowance and associated tax gross up for Mr. Kohutek due to his relocation to New Jersey where housing costs are more expensive than in Texas, where he resided prior to the relocation. Mr. Kohutek and Mr. Pruitt each received a personal auto expense allowance.

We provide our executive officers with the opportunity to participate in our other employee benefits programs. The employee benefits programs in which our executive officers participate (which provide benefits such as medical coverage and group term life insurance protection) are generally the same programs offered to all our salaried employees. These programs are intended to promote the health and financial security of our employees. The programs are provided at competitive market levels to attract, retain and reward employees.

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and non-solicitation covenants, which prevent the executive from competing with us or soliciting our customers or employees during employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and non-solicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable to him). These agreements are described in further detail below under “Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Plan

All executive officers, including our current NEOs, are eligible to participate in our non-qualified deferred compensation plan, under which they may defer up to 75% of their base compensation and up to 75% of their incentive compensation. There is no Company match for contributions to the non-qualified deferred compensation plan.

Compensation Program and Risk Management

Our Compensation Committee has conducted a comprehensive review of our compensation structure from the perspective of enterprise risk management and the design and operation of our executive and employee compensation arrangements generally and has concluded that the risks arising from our compensation policies

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Compensation Discussion and Analysis

and overall actual compensation practices for employees are not reasonably likely to have a material adverse effect on our Company. Our compensation program as a whole does not encourage our executives or other employees to take unnecessary and excessive risks or engage in other activities and behavior that threaten the value of the Company or the investments of our stockholders, as evidenced by the following design features that we believe mitigate risk-taking:

•	Compensation Mix. To encourage appropriate decision making and facilitate the alignment of the interests of our employees with those of the Company and its stockholders, our compensation program is structured to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation. We believe that the allocation of variable compensation between annual cash incentives and long-term equity incentive compensation along with fixed base salaries meets our objectives and affords us the ability to attract, retain and motivate executives by providing predictable fixed income to meet the current living requirements and significant variable compensation opportunities for long-term wealth accumulation.

•	Base Salaries. While base salary is the only fixed element of compensation that we provide to our executives and other employees, we believe that the amounts paid are sufficient to meet the essential financial needs of these executives and employees. Consequently, our incentive compensation arrangements are intended to reward their performance if, and only to the extent that, the Company and our stockholders also benefit financially from their stewardship.

•	Annual Incentives. Our annual short-term incentive plan applies to salaried employees at each of our business units. While our annual short-term incentive plan for salaried employees differs from year-to-year, cash bonuses are generally awarded under the plan based on some combination of Company and business unit financial results, and individual and business unit accomplishment of strategic goals, which may include strategic position in the market, improvement in operational efficiencies, development of new products, implementation and utilization of information technology, employee development, accomplishment of various safety goals, and completion of specific transactions or projects. We do not believe that the pursuit of these objectives will lead to behaviors that focus executives on their individual enrichment rather than our long-term welfare, and we believe that the annual bonus plan does not encourage excessive risk taking as the bonus amounts are based on multiple financial and non-financial goals and objectives.

•	Long-Term Equity Awards. In addition to the strategic focus of our short-term cash bonus plan, our equity compensation program is specifically intended to create a long-term link between the compensation provided to executive officers and other key management personnel and gains realized by our stockholders. Our Compensation Committee uses restricted shares with a combination of performance-based vesting criteria as long-term incentive compensation because, among other reasons, these awards provide a motivating form of incentive compensation, while contributing to the focus of our management team on increasing value for our stockholders. As these awards vest over multiple years, and the vesting of the awards is based generally on continued service with the Company, we believe the awards do not encourage executives to achieve short-term increases in stock price to the detriment of long-term growth.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. The Compensation Committee periodically considers this matter as appropriate and takes action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

Clawback Policy

To date, our Board of Directors has not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However,

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Compensation Discussion and Analysis

restricted stock agreements covering grants to our NEOs do include language providing that the award may be canceled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.

Stock Ownership Guidelines

In 2016, our Board of Directors adopted stock ownership guidelines that apply to our CEO as well as each of our executive officers under Section 16, including each of our NEOs. Subject to transition periods and other provisions, the guidelines generally require that each officer beneficially hold shares of our stock with a value at least equal to the multiples of his base salary identified below:

Position	Base Salary Multiple
CEO	Three Times
Section 16 Officers	Two Times

All NEOs were in compliance with the guidelines as of March 23, 2017. We also have stock ownership guidelines for our directors, as further described in “Director Compensation.”

Conclusion

Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to retain the executive officers who are essential to our continued development and success, to compensate those executive officers for their contributions and to enhance stockholder value. The Committee believes that the total compensation opportunities provided to our executive officers create a commonality of interests and alignment of our long-term interests with those of our stockholders.

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Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

This report is furnished by the Compensation Committee of the Board of Directors as of March 1, 2017.

The Compensation Committee:

Kurt M. Cellar, Chairman

Michael D. Lundin

Colin M. Sutherland

Theodore P. Rossi

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

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Executive Compensation Tables and Related Disclosure

2016, 2015 AND 2014 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Named Executive Officers in 2016, 2015 and 2014. The titles shown below are their titles as of December 31, 2016.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William J. Sandbrook
President and Chief Executive Officer	2016	$843,750	$—		$1,883,772		$651,100	$41,907	$3,420,529
	2015	816,788	—		1,531,823		904,200	39,257	3,292,068
	2014	786,384	—		664,388	(5)	905,034	37,772	2,393,578
Jody Tusa, Jr.(6)
Senior Vice President and Chief Financial Officer	2016	334,583	175,000	(7)	390,074		160,691	2,219	1,062,567
Paul M. Jolas
Senior Vice President, General Counsel and Corporate Secretary	2016	338,750	—		337,747		154,700	13,250	844,447
	2015	300,850	—		271,198		136,793	10,600	719,441
	2014	286,300	—		147,808		138,499	8,177	580,784
Kevin R. Kohutek(8)
Regional Vice President and General Manager-Atlantic Region	2016	284,750	—		242,607		129,364	88,623	745,344
	2015	260,250	15,000		184,772		110,847	89,930	660,799
Ronnie Pruitt(9)
Senior Vice President and Chief Operating Officer	2016	365,000	—		390,074		173,722	23,707	952,503

1.	The figures shown in the “Salary” column of this table reflect the amount actually received by the NEO as base salary during a specified year, not the NEO’s annual rate of pay for the applicable year. The rates of pay are most likely higher than amounts shown if an NEO began employment with us during a particular year or if an NEO received a salary increase during the year. Annual pay increases for all executive officers are generally not effective until April of a given year. In addition, an officer’s rate of pay may change over the course of the year due to a change in job title or responsibilities.
2.	The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted stock determined in accordance with ASC 718. We determined the fair market value of a restricted stock award on the grant date using the closing price of our common stock on the NASDAQ stock market on the date of grant. The values shown in this column do not represent the amounts that may eventually be realized by the Named Executive Officers, which are subject to achievement of the time- and performance-based vesting conditions applicable to the awards and the price of our common stock at the time of vesting. See “Note 16. Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for 2016 for a discussion of our determination of the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.
3.	The amounts in this column reflect the cash bonuses earned under the 2016 Plan and our prior short-term annual cash incentive plans.
4.	The amounts in the “All Other Compensation” column for 2016 reflect: (a) matching contributions under our 401(k) plan of $13,250 each for Messrs. Sandbrook, Jolas and Pruitt, and $2,219 and $7,775 for Messrs. Tusa and Kohutek, respectively; (b) additional life insurance premiums paid by us for Mr. Sandbrook in the amount of $28,657; (c) $1,275 to Mr. Kohutek and $10,457 to Mr. Pruitt for auto allowances; and (d) $79,573 to Mr. Kohutek for his relocation expenses including $40,000 in housing assistance and $39,573 in tax assistance and taxable gross-up.
5.	Represents an award of RSAs to Mr. Sandbrook on August 22, 2014 for the period from August 22, 2014 until April 1, 2015. August 22, 2014 was the first date that he was eligible for an award following the expiration of his initial stock grant in 2011 in connection with his appointment as Chief Executive Officer, which was designed to cover his first three years of employment.
6.	Mr. Tusa joined the Company in February 2016.
7.	In connection with the hiring of Mr. Tusa in February 2016, Mr. Tusa received a $175,000 signing bonus.
8.	No information is reported for Mr. Kohutek for 2014 because he was not a Named Executive Officer during that year.
9.	Mr. Pruitt joined the Company in October 2015. No information is reported for Mr. Pruitt for 2015 because he was not a Named Executive Officer in 2015.

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Executive Compensation Tables and Related Disclosure

2016 GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the plan-based awards that our Named Executive Officers received or were eligible to receive during 2016. Our Named Executive Officers were eligible to receive all non-equity awards pursuant to the 2016 Plan. All equity awards were granted pursuant to the LTIP.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)
William J. Sandbrook	3/01/2016	850,000	1,700,000	15,840	23,760	1,883,772
Jody Tusa, Jr.	3/01/2016	219,000	328,500	3,280	4,920	390,074
Paul M. Jolas	3/01/2016	175,000	262,500	2,840	4,260	337,747
Kevin R. Kohutek	3/01/2016	144,500	216,750	2,040	3,060	242,607
Ronnie Pruitt	3/01/2016	219,000	328,500	3,280	4,920	390,074

1.	The Named Executive Officers were eligible to earn annual non-equity incentive compensation under the 2016 Plan based on achievement of certain performance measures, including levels of Company Adjusted EBITDA. The overall Company Adjusted EBITDA for 2016 was below the Company Adjusted EBITDA target under the 2016 Plan. As a result, the Company paid 89.5% of the target amount of non-equity incentive plan awards based on Company Adjusted EBITDA. The actual total bonus amounts paid to Messrs. Sandbrook, Tusa, Jolas, Kohutek and Pruitt were $651,100; $160,691; $154,700; $129,364; and $173,722, respectively. The amounts were paid on March 15, 2017. The percentage of base pay for the Named Executive Officers for the target bonus was as follows: Mr. Sandbrook (100%), Mr. Tusa (60%), Mr. Jolas (50%), Mr. Kohutek (50%) and Mr. Pruitt (60%). The percentage of base pay for the Named Executive Officers for the maximum bonus was as follows: Mr. Sandbrook (200%), Mr. Tusa (90%), Mr. Jolas (75%), Mr. Kohutek (75%) and Mr. Pruitt (90%).
2.	The restricted stock awards reflected in this column were subject to performance-based vesting criteria, but there were no threshold or maximum levels that could be achieved. The performance criteria would either be satisfied at target levels, or the awards would be forfeited in the event that performance was not achieved at target levels.
3.	The restricted stock awards reflected in this column were subject to time-based vesting criteria, as described above within Compensation Discussion and Analysis.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Terms

Although we have not entered into any employment agreements with our Named Executive Officers, certain employment terms are included in each of their executive severance agreements, the severance provisions of which are detailed below under “Potential Payments Upon Termination or Change in Control”. Each such agreement specifies the executive’s position, location of employment, monthly base salary and annual paid vacation entitlement.

Equity Compensation Awards

We adopted the U.S. Concrete, Inc. 2010 Management Equity Incentive Plan (“MEIP”) in September 2010. Pursuant to the MEIP, we made awards to employees and directors in the form of stock options, stock appreciation rights, restricted stock, RSUs and other equity or equity-based grants, in addition to grants denominated in cash. On January 23, 2013, we adopted the LTIP, and our stockholders approved the LTIP at our 2013 Annual Meeting. Upon approval of the LTIP, we ceased making awards under the MEIP. However, the MEIP still applies to outstanding awards granted under the MEIP. Under the LTIP, we can grant stock options, stock appreciation rights, restricted stock awards, RSUs, cash awards and performance awards to management, employees, and directors of the Company. In 2016, we granted awards to non-employee directors only under the LTIP. As of December 31, 2016, there were 748,111 shares remaining for future issuance under the LTIP.

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Executive Compensation Tables and Related Disclosure

Restricted Stock Award Agreements

Pursuant to each restricted stock award agreement issued in accordance with the LTIP, 60% of such shares granted pursuant to an award will vest over three years in equal annual installments from the date of grant and 40% of the number of shares granted pursuant to an award will vest based on both the passage of time and the satisfaction of certain performance criteria, which are more fully described within the Compensation Discussion and Analysis section above. Any portion of the restricted stock awards that are unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the restricted stock awards that would have become vested during the six month period following termination will become vested on the date of termination. Additionally, pursuant to the terms of each NEO’s executive severance agreement, upon a “change in control” all outstanding, unvested restricted stock awards will become fully vested. Each of these terms and conditions are described in greater detail in the “Potential Payments Upon Termination or Change in Control” section below.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END TABLE

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at fiscal year-end 2016. The table also includes, where applicable, the value of these awards based on the closing price of our common stock on the NASDAQ on December 30, 2016, which was $65.50 per share. Unless otherwise indicated, the restricted stock awards vest over three years following the grant date. All of the option awards are fully vested.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Sandbrook
	5,907	(1)	386,909	—		—
	20,560	(2)	1,346,680	—		—
	23,760	(5)	1,556,280	7,920	(6)	518,760
Jody Tusa, Jr.
	4,920	(5)	322,260	1,640	(6)	107,420
Paul M. Jolas
	1,420	(4)	93,010	—		—
	3,640	(2)	238,420	—		—
	4,260	(5)	279,030	1,420	(6)	93,010
Kevin R. Kohutek
	920	(4)	60,260	—		—
	2,480	(2)	162,440	—		—
	3,060	(5)	200,430	1,020	(6)	66,810
Ronnie Pruitt
	1,917	(3)	125,564	—		—
	4,920	(5)	322,260	1,640	(6)	107,420

1.	This restricted stock award was granted on August 22, 2014 pursuant to the LTIP. The shares shown will vest on August 22, 2017.
2.	These restricted stock awards were granted on April 1, 2015 pursuant to the LTIP. The shares shown will vest in two equal, annual installments on April 1, 2017 and 2018.
3.	This restricted stock award was granted on October 26, 2015 pursuant to the LTIP. The shares shown will vest in two equal, annual installments on October 26, 2017 and 2018.
4.	These restricted stock awards were granted on April 1, 2014 pursuant to the LTIP. The shares shown will vest on April 1, 2017.
5.	These restricted stock awards were granted on March 1, 2016 pursuant to the LTIP. The shares shown will vest in three equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.
6.	These restricted stock awards were granted on March 1, 2016 pursuant to the LTIP. The shares shown would vest if the average daily volume-weighted average share price of our common stock over any period of twenty consecutive trading days reached $71.25 or more, within three years from the date of grant.

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Executive Compensation Tables and Related Disclosure

2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the vesting of stock awards held by our Named Executive Officers during 2016. None of our Named Executive Officers exercised stock options in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William J. Sandbrook	24,108	1,490,961
Jody Tusa, Jr.	1,640	107,453
Paul M. Jolas	5,641	354,490
Kevin R. Kohutek	4,220	264,750
Ronnie Pruitt	2,599	154,712

PENSION BENEFITS

We do not maintain any defined benefit pension plans that provide for payments or other benefits at, following, or in connection with the retirement of any of our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth contributions by the Named Executive Officers to the U.S. Concrete, Inc. Deferred Compensation Plan (the “Plan”) during 2016.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Balance at Last FYE ($)
William J. Sandbrook	25,316	18,146	104,445
Jody Tusa, Jr.	—	—	—
Paul M. Jolas	—	—	—
Kevin R. Kohutek	—	—	—
Ronnie Pruitt	—	—	—

The Plan is unfunded and our obligations are general unsecured obligations. Under the Plan, we are obligated to pay deferred compensation in the future to eligible participants from our general assets, although we may establish a trust to hold amounts which we may use to satisfy Plan distributions from time to time.

Pursuant to the Plan, a select group of management employees at a Grade 16 or higher, including each of the Named Executive Officers, are eligible to participate by making an irrevocable election to defer up to 75% of the participant’s annual base salary, as well as 75% of any annual bonus award. Participants are 100% vested at all times in their account within the Plan. We do not provide any matching or discretionary contributions to the Plan on any participant’s behalf.

Payment of Plan accounts may occur in lump sum payments upon a participant’s separation from service for any reason. We require a six month delay in the payment of Plan benefits if the participant is a “specified employee” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, at the time of his or her separation from service, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation. Earlier withdrawals may occur if the participant incurs

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Executive Compensation Tables and Related Disclosure

an unforeseeable emergency, which is generally defined as a severe financial hardship of the participant that results from an illness or an accident of the participant or a participant’s spouse or dependent, a loss of property, or a similar extraordinary and unforeseeable circumstance that is beyond the participant’s control.

The participant will choose how his or her Plan accounts are deemed to be invested from a list of investment options provided to him or her by the Plan administrator. For 2016, the investment options were identical to those under our 401(k) plan, except for one investment option in our 401(k) plan that is not permitted in a nonqualified deferred compensation plan.

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Potential Payments upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our Named Executive Officers, entered into executive severance agreements with us. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such employees to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and non-solicitation covenants, which prevent the executive from competing with us or soliciting our customers or employees during the executive officer’s employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and non-solicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable (as described below)).

In the case of a termination of the applicable officer’s employment (that is not in connection with a “change in control”) either by us without “cause” or by the officer for “good cause” (each term as defined below), the officer would generally be entitled to the following severance benefits:

•	a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 24 in the case of Mr. Sandbrook and multiplied by 12 in the case of all other applicable officers, including Messrs. Pruitt, Tusa, Jolas, Kohutek and Pruitt;

•	a lump-sum payment in cash equal to the amount of the officer’s target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination;

•	payment of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination;

•	a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs; and

•	(a) in the case of Mr. Sandbrook, a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by us prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option; and (b) in the case of certain officers, including Messrs. Tusa, Jolas, Kohutek and Pruitt, fifty percent of all Unvested Awards that would otherwise have vested during the twelve month period following the date of involuntary termination shall immediately vest upon the date of termination.

Our senior management and other employees have made significant contributions to us over the past several years, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our senior management should be aligned with our stockholders, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders generally, but that may result in loss of employment for an individual Named Executive Officer.

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Potential Payments upon Termination or Change in Control

In the event there is a change in control and within one year thereafter the officer’s employment is terminated by us without cause or by the officer for good cause, the officer would generally be entitled to the following severance benefits:

•	a lump sum payment in cash equal to: (a) the sum of (1) the officer’s monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of the officer’s full target bonus for the bonus year in which termination occurs, multiplied by (b) in the case of Mr. Sandbrook, 2.5, and in the case of Messrs. Tusa, Jolas, Kohutek and Pruitt, 2.0;

•	a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•	payment of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all Unvested Awards shall become fully vested.

In the case of termination by reason of the officer’s death or long-term/permanent disability, the officer or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by the officer for good cause in the absence of a change in control, except that any Unvested Awards would not become vested, but instead would terminate immediately, with the exception of any unvested restricted stock units which would immediately vest.

In the case of a termination of the applicable officer’s employment either by us for cause or by the officer without good cause, the officer would be entitled to payments for his accrued but unpaid pro rata monthly base salary and unused vacation, in each case through the date of termination, but all Unvested Awards would be canceled. Also, in the case of a termination by us for cause, all vested stock options held by the officer would remain exercisable for a period of up to 90 days, after which they would expire.

We may be required to reduce the amount of the payments due to Messrs. Sandbrook, Tusa, Jolas, Kohutek and Pruitt in certain situations. Their executive severance agreements provide that in the event that any payment or distribution to such individual would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and the aggregate amount of all payments that would be subject to the excise tax reduced by all federal, state and local taxes applicable thereto, including the excise tax, is less than the amount such individual would receive, after all such applicable taxes, if such individual received payments equal to an amount which is $1.00 less than three times such individual’s “base amount,” as defined in and determined under Section 280G of the Internal Revenue Code, then, such payments shall be reduced or eliminated to the extent necessary so that the aggregate payments received by such individual will not be subject to the excise tax. In no event, however, will we provide them with a tax gross-up payment or other tax assistance payment in the event that an excise tax is imposed upon the executive officer under Section 4999 of the Internal Revenue Code.

Under each executive severance agreement, we would have “cause” to terminate the applicable officer’s employment in the event of:

•	the officer’s gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

•	the officer’s final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•	any criminal indictment of the officer relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes us to ridicule, shame or business or financial risk; or

•	a material breach by the officer of any material provision of the executive severance agreement.

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Potential Payments upon Termination or Change in Control

On the other hand, the officer generally would have “good cause” to terminate his employment if there is:

•	a material diminution in his then-current monthly base salary;

•	a material change in the location of his principal place of employment by us;

•	any material diminution in his current position or any title or position to which he has been promoted;

•	any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Exchange Act or cease to be required to file reports under Section 15(d) of the Exchange Act, then the officer’s authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities);

•	any material breach by us of any material provision of the executive severance agreement, including any failure by us to pay any amount due under the executive severance agreement; or

•	with respect to Mr. Sandbrook, any restructuring of his direct reporting relationship within our Company.

Under each executive severance agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•	the date we merge or consolidate with any other person or entity, and our voting securities outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•	the date we sell all or substantially all of our assets to any other person or entity;

•	the date we dissolve;

•	the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of our then outstanding voting securities; or

•	the date the individuals who constituted the non-employee members of our Board of Directors (the “Incumbent Board”) as of the effective date of the agreement cease for any reason to constitute at least a majority of the non-employee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with our bankruptcy or insolvency or any transaction in connection therewith.

Based on a hypothetical termination date of December 31, 2016, for each of our Named Executive Officers who were employed by us on December 31, 2016, the severance benefits for those Named Executive Officers due to

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Potential Payments upon Termination or Change in Control

a termination either by us without “cause” or by the officer for “good cause” in the absence of a change in control pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary(1)	Target Bonus	Healthcare and Insurance Benefits(2)	FMV of Accelerated Vesting	Total(3)
William J. Sandbrook	$1,700,000	$850,000	$9,840	$1,192,000	$3,751,940
Jody Tusa, Jr.	365,000	219,000	35,854	53,710	673,564
Paul M. Jolas	350,000	175,000	31,472	152,615	709,087
Kevin R. Kohutek	289,000	144,500	31,472	104,145	569,117
Ronnie Pruitt	365,000	219,000	35,854	85,117	704,971

1.	Mr. Sandbrook’s salary severance benefit is equal to his monthly base salary multiplied by 24. Messrs. Tusa’s, Jolas’s, Kohutek’s and Pruitt’s salary severance benefits are equal to their monthly base salaries multiplied by 12.
2.	The value of healthcare and insurance benefits is for 18-months of COBRA coverage and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2016.
3.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

Based on a hypothetical termination without “cause” or by the Named Executive Officer for “good cause” and a change in control date of December 31, 2016, for each of our Named Executive Officers who were employed by us on December 31, 2016, the change in control termination benefits for those Named Executive Officers pursuant to the terms of the executive severance agreements would have been as follows:

Name	Change in Control Sum(1)	Healthcare and Insurance Benefits(2)	FMV of Accelerated Vesting	Total(3)
William J. Sandbrook	$4,250,000	$9,840	$3,808,629	$8,068,469
Jody Tusa, Jr.	1,168,000	35,854	429,680	1,633,534
Paul M. Jolas	1,050,000	31,472	703,470	1,784,942
Kevin R. Kohutek	867,000	31,472	489,940	1,388,412
Ronnie Pruitt	1,168,000	35,854	555,244	1,759,098

1.	Mr. Sandbrook’s change in control sum was based upon his base salary plus target bonus multiplied by 2.5. For each of Messrs. Tusa, Jolas, Kohutek and Pruitt, the change in control sum was based upon their respective base salary plus target bonus multiplied by 2.0.
2.	The value of healthcare and insurance benefits is for 18-months of COBRA coverage and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2016.
3.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

Based on a hypothetical termination date of December 31, 2016 for each of our Named Executive Officers who were employed by us on December 31, 2016, the severance benefits for those Named Executive Officers due to a termination by reason of the officer’s death or long-term/permanent disability, pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary(1)	Target Bonus	Healthcare and Insurance Benefits	FMV of Accelerated Vesting	Total(2)
William J. Sandbrook	$1,700,000	$850,000	$9,840	$0	$2,559,840
Jody Tusa, Jr.	365,000	219,000	35,854	0	619,854
Paul M. Jolas	350,000	175,000	31,472	0	556,472
Kevin R. Kohutek	289,000	144,500	31,472	0	464,972
Ronnie Pruitt	365,000	219,000	35,854	0	619,854

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Potential Payments upon Termination or Change in Control

1.	Mr. Sandbrook’s death or disability salary severance benefit is equal to his monthly base salary multiplied by 24. For each of Messrs. Tusa, Jolas, Kohutek and Pruitt, their respective death or disability salary severance benefit is equal to their respective monthly base salary multiplied by 12.
2.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

Based on a hypothetical change of control date of December 31, 2016 for each of our Named Executive Officers who were employed by us on December 31, 2016, the severance benefits for those Named Executive Officers due to a change in control (absent termination) pursuant to the terms of the executive severance agreements would have been as follows:

Name	FMV of Accelerated Vesting	Total
William J. Sandbrook	$3,808,629	$3,808,629
Jody Tusa, Jr.	429,680	429,680
Paul M. Jolas	703,470	703,470
Kevin R. Kohutek	489,940	489,940
Ronnie Pruitt	555,244	555,244

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table shows the beneficial ownership of our common stock as of March 23, 2017 (except as set forth in the footnotes below) by (i) each person who we know beneficially owns more than 5% of our outstanding shares of common stock, (ii) each of our directors and director nominees, (iii) our current Named Executive Officers, and (iv) our current directors and executive officers as a group. The address of each director and executive officer is: c/o U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

	Shares of Common Stock Beneficially Owned(1)(2)
Name	Number	Percent
BlackRock, Inc.(3)	1,601,727	10.1
Hodges Capital Holdings, Inc.(4)	901,860	5.7
William J. Sandbrook(5)	454,905	2.9
Kurt M. Cellar(6)	57,105	*
Eugene I. Davis(7)	63,643	*
Michael D. Lundin(8)	52,938	*
Robert M. Rayner(9)	45,032	*
Theodore P. Rossi(10)	25,015	*
Colin M. Sutherland(11)	12,238	*
Joseph C. Tusa, Jr.(12)	16,755	*
Paul M. Jolas(13)	30,230	*
Kevin R. Kohutek(14)	12,726	*
Ronnie Pruit(15)	19,368	*
All directors and executive officers as a group (16 persons)(16)	941,959	5.9

*	Less than 1%.
1.	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. The number of shares shown as beneficially owned includes shares of common stock subject to exercisable stock options and warrants, restricted stock with current voting rights and RSUs that will vest within 60 days after March 23, 2017. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
2.	The percentages indicated are based on 15,890,109 shares of common stock outstanding on March 23, 2017. Shares of common stock subject to stock options and warrants exercisable and RSUs that will vest within 60 days after March 23, 2017 are deemed outstanding for computing the percentage of the person.
3.	Based solely on Schedule 13G/A filed with the SEC on January 9, 2017. BlackRock, Inc. (“BlackRock”) has sole voting power over 1,571,725 of these shares and sole dispositive power over 1,601,727 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
4.	Based solely on Schedule 13G filed with the SEC on February 7, 2017. Hodges Capital Holdings, Inc. (“HCHI”) has shared voting power over 748,800 shares and shared dispositive power over 901,860 shares. Craig D. Hodges, the controlling shareholder of HCHI, has shared voting power over 748,800 shares and shared dispositive power over 901,860 shares. First Dallas Securities, Inc. (“FDSI”) has shared dispositive power over 25,915 shares. Hodges Capital Management, Inc. (“HCM”) has shared voting power over 745,000 shares and shared dispositive power over 875,945 shares. Hodges Fund (“HF”) has shared voting power over 175,000 shares and shared dispositive power over 175,000 shares. Hodges Small Cap Fund (“HSCF”) has shared voting power over 535,000 shares and shared dispositive power over 535,000 shares. Hodges Small Intrinsic Value Fund (“HSIVF”) has shared voting power over 35,000 shares and shared dispositive power over 35,000 shares. HCHI is the owner of FDSI and HCM. FDSI is a broker-dealer and an investment adviser registered with the SEC. HCM is an investment adviser registered with the SEC. HF, HSCF, and HSIVF are investment companies registered under the Investment Company Act of 1940 (“ICA”). HCM is the investment adviser to HF, HSCF and HSIVF. The address of each reporting person is 2905 Maple Avenue, Dallas, Texas 75201.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

5.	Includes 371,678 shares held directly, 200 shares deemed beneficially owned as custodian of a Uniform Gift to Minors account for his minor granddaughter, and 83,027 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
6.	Includes 42,105 shares held directly, 4,000 shares deemed beneficially owned as sole trustee of the Margaret Cellar 2010 Trust, 11,000 shares deemed beneficially owned as sole trustee of the Cellar Family Foundation Charitable Trust and 678 RSUs that vest on April 1, 2017.
7.	Includes 62,734 shares held directly and 909 RSUs that vest on April 1, 2017.
8.	Includes 52,260 shares held directly and 678 RSUs that vest on April 1, 2017.
9.	Includes 44,354 shares held directly and 678 RSUs that vest on April 1, 2017.
10.	Includes 24,337 shares held directly and 678 RSUs that vest on April 1, 2017.
11.	Includes 11,560 shares held directly and 678 RSUs that vest on April 1, 2017.
12.	Includes 2,335 shares held directly and 14,420 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
13.	Includes 13,610 shares held directly and 16,620 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
14.	Includes 3,966 shares held directly and 8,760 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
15.	Includes 3,031 shares held directly and 16,337 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
16.	Includes 919,042 shares held directly and indirectly, 13,162 shares of common stock issuable upon exercise of options that have vested, 5,456 shares of common stock issuable upon the exercise of warrants that have vested, 186,444 shares of restricted stock subject to time- and performance-based vesting restrictions and have voting rights and 4,299 RSUs that will vest within 60 days of March 23, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by our Audit Committee to determine whether the transaction is in our best interests and the best interests of our stockholders. As a result, approval of related party business will be denied if we believe that an employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work.

We have not entered into any related party transactions since January 1, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by those dates. We believe that all required 2016 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports they have filed with the SEC.

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In March 2017, our Audit Committee selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017 and dismissed Grant Thornton, LLP, our previous independent registered public accounting firm for the years ended December 31, 2016 and 2015. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of U.S. Concrete. We expect representatives of Ernst & Young LLP to be present at the meeting and available to respond to appropriate questions by stockholders. They will have the opportunity to make a statement if they so desire.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017. The form of proxy provides a means for you to vote for the ratification of the selection of our independent registered public accounting firm, to vote against it or to abstain from voting for or against it.

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

Fees Incurred for Services by the Principal Accountant

The following table sets forth the fees we incurred for services provided by Grant Thornton LLP, our former independent registered public accounting firm, for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and 2015, as well as fees billed for audit-related services for those years.

Fee Category	2016	2015
Audit Fees(1)	$896,622	$689,587
Audit-Related Fees(2)	237,000	16,000
Tax Fees	—	—
All Other Fees(2)	—	—
Total	$1,133,622	$705,587

1.	The 2016 audit fees related to professional fees rendered in connection with: (a) the audit of our annual financial statements for the year ended December 31, 2016 and (b) the quarterly review of financial statements included in our 2016 Forms 10-Q. The 2015 audit fees related to professional fees rendered in connection with: (a) the audit of our annual financial statements for the year ended December 31, 2015, including the restatement and (b) the quarterly review of financial statements included in our 2015 Forms 10-Q.
2.	The 2016 audit-related fees related to professional fees rendered in connection with: (a) the audit of our 401(k) plan, (b) the review of, and consent related to, our registration statement on Form S-4 filed with the SEC on July 8, 2016 and (c) the review of, and comfort letters related to, our notes offerings completed on June 7, 2016 and January 9, 2017. The 2015 audit-related fees related to professional fees rendered in connection with the audit of our 401(k) plan.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee generally will pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson. The Chairperson reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees and other fees set forth in the table above.

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Proposal No. 3: Advisory Vote on Executive Compensation

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14C to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

The Compensation Discussion and Analysis of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2016 with respect to our Named Executive Officers. Our Board is asking stockholders to cast a non-binding, advisory vote on the following resolution:

“RESOLVED, that the stockholders of U.S. Concrete, Inc. (the “Company”) approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related footnotes and narrative accompanying the tables.”

As we describe in the Compensation Discussion and Analysis, we believe our executive compensation program is effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which Company managers act like stockholders and enabling the Company to attract and retain some of the most talented executives in the construction materials industry.

For these reasons, our Board asks stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Our Board unanimously recommends a vote “FOR”, on a non-binding, advisory basis, the resolution approving the Company’s Named Executive Officer compensation.

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Proposal No. 4: Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan

PROPOSAL NO. 4: APPROVAL OF THE U.S. CONCRETE, INC. 2017 CASH INCENTIVE PLAN

Upon recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the U.S. Concrete, Inc. 2017 Cash Incentive Plan (the “2017 Incentive Plan”). The 2017 Incentive Plan is intended to advance the interests of the Company and its stockholders by identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities and who achieve superior performance and by fostering accountability and teamwork throughout the Company. The 2017 Incentive Plan provides for the granting of awards of cash incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period (as described below).

The 2017 Incentive Plan is effective as of January 1, 2017, subject to and conditioned upon stockholder approval of the 2017 Incentive Plan, and will remain in effect until it is terminated by the Board of Directors or the Company’s Compensation Committee, which is comprised exclusively of non-employee directors and has been designed by the Board to administer the 2017 Incentive Plan (the “Committee”). The 2017 Incentive Plan will replace the Company’s prior annual cash incentive plans, including the 2016 Plan.

The Company intends for awards of incentive compensation granted pursuant to the 2017 Incentive Plan to constitute qualified “performance-based” compensation under Section 162(m) of the Code and, as such, to be exempt from the $1,000,000 limitation on deductible compensation. The Company’s prior annual cash incentive plans, including the 2016 Plan, were not exempt from the $1,000,000 limitation on deductible compensation.

The Board of Directors believes that the 2017 Incentive Plan is in the best interest of the Company and its stockholders.

Description of the 2017 Incentive Plan

The following is a brief description of the 2017 Incentive Plan. A copy of the 2017 Incentive Plan is attached as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the 2017 Incentive Plan.

Effective Date and Expiration

The 2017 Incentive Plan is effective as of January 1, 2017, subject to and conditioned upon stockholder approval of the 2017 Incentive Plan, and will remain in effect until it is terminated by the Board of Directors or the Committee.

Administration

The 2017 Incentive Plan will be administered by the Committee, which has full authority to (i) designate the employees who are eligible to participate in the 2017 Incentive Plan; (ii) establish the performance goals and achievement levels for each participant; and (iii) establish and certify the achievement of the performance goals. In addition, except as provided in the next sentence, the Committee may delegate its authority and responsibilities under the 2017 Incentive Plan to the Company’s CEO. However, with respect to “Covered Employees” (employees for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable), any decision concerning the awarding of incentive compensation will be made exclusively by the members of the Committee who are at that time “outside directors,” as that term is used in Section 162(m) of the Code and the treasury regulations thereunder. Any interpretation, determination, or other action made or taken by the Committee will be final, binding, and conclusive on all interested parties.

Eligibility

For each period selected by the Committee for payment of incentive compensation, referred to as a “Performance Period” (a Performance Period may coincide with the fiscal year of the Company or may be for a period that is longer or shorter than a fiscal year), the Committee will select the particular employees to whom incentive

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Proposal No. 4: Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan

compensation may be awarded. With respect to Covered Employees, the Committee must make its determination within the first 90 days of the Performance Period (and in the case of a Performance Period less than 12 months, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). Senior management of each business unit of the Company will recommend to the Committee, in accordance with the time periods described above, the employees of such business unit to be eligible to receive awards under the Incentive Plan, and the Committee will consider, but will not be bound by, such recommendations.

Full-time employees of the Company or its subsidiaries can be eligible to participate in the 2017 Incentive Plan. On March 23, 2017, the Company (including its subsidiaries) had 2,759 full-time employees.

Determination of Performance Goals

No later than the 90th day of a Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Committee must approve and deliver to the CEO a written report setting forth:

(i)	the business unit performance goals (as described below) and/or the Company performance goals (as described below), as applicable, for the Performance Period;

(ii)	the threshold, target, and maximum achievement levels for business unit performance goals and/or Company performance goals for the Performance Period;

(iii)	with respect to each participant, incentive compensation as a specified percentage of base pay for achievement of threshold, target and maximum achievement levels and the relative weighting of each performance goal in determining the participant’s incentive compensation; and

(iv)	a schedule setting forth payout opportunity as a percentage of base pay for threshold, target and maximum achievement levels.

The Committee may delegate to the CEO the determinations under items (i) through (iv) above for each participant who is a subordinate employee, which the CEO will report to the Committee, and the Committee will consider, but will not bound by, the recommendations and determinations of the CEO.

Categories of Business Unit and Company Performance Goals

The business unit performance goals established by the Committee for any Performance Period may differ among participants and business units. For each participant or business unit, the business unit performance goals will be based on the performance of the business unit. Performance criteria for a business unit will be related to the achievement of financial and operating objectives of the business unit, including the factors described below. The Company performance goals established by the Committee for any Performance Period will relate to the achievement of predetermined financial and operating objectives for the Company and its subsidiaries on a consolidated basis, including the factors described below as applied to the Company and its subsidiaries. The Company performance goals may be established either on an absolute or on a per share basis. The Company performance goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee or a group of companies deemed by the Committee to be comparable to the Company.

Performance criteria for a business unit and/or the Company will be related to the achievement of financial and operating objectives, which, where applicable, will be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: income from operations; net income; income from continuing operations; basic and diluted earnings per share; total company Adjusted EBITDA, total company Adjusted EBITDA ratios and margins, segment Adjusted EBITDA and segment Adjusted EBITDA ratios and margins; sales volumes and changes in sales volumes; average selling prices and changes in average selling prices; material margin spreads and changes in material margin spreads; revenues, revenue growth and revenue ratios; adjusted gross profit and adjusted gross profit margins; adjusted net income from continuing operations and adjusted net income from continuing operations per share (basic or diluted); cash flows, adjusted free cash flow and changes in cash flow and adjusted free cash flow; debt, net debt, changes in debt and net debt and debt and net debt ratios; total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; price of the

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Proposal No. 4: Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan

Company’s common stock, stockholder value, total market value; return on assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or sales; value of assets; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; expense or cost levels; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; capital expenditures; net borrowing; credit quality or debt ratings; productivity improvements; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; productivity goals; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or other objectively measurable factors directly tied to the performance of the business unit. Any performance criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any performance criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

Certification and Level of Achievement

Within 75 days after the end of each Performance Period, senior management of the Company and each applicable business unit will report to the Committee the extent to which the Company and/or business unit performance goals were achieved for the Performance Period. As soon as practicable after the Company’s financial results for any Performance Period are finalized and receipt of the report of the senior management, the Committee will certify in writing and, where applicable, in compliance with Section 162(m) of the Code:

(i)	the extent to which the Company achieved its Company performance goals for the Performance Period;

(ii)	the extent to which each business unit achieved its business unit performance goals for the Performance Period;

(iii)	the calculation of the participants’ incentive compensation; and

(iv)	the determination by the Committee of the amount of incentive compensation, if any, to be paid to each participant for the Performance Period.

In determining whether performance goals have been achieved and incentive compensation is payable for a given Performance Period, generally accepted accounting principles will be applied on a basis consistent with prior periods, and such determinations will be based on the calculations made by the Company and binding on each participant.

If at least the threshold achievement of a performance goal is achieved, then the incentive compensation that may be paid to a participant will be based on a specified percentage of the participant’s base pay. The Committee may, in its sole discretion, decrease (but never increase) the incentive compensation to be paid to one or more participants for a Performance Period.

The maximum amount of incentive compensation payable to any participant with respect to any single award to a covered employee for a Performance Period may not exceed $1,750,000.

Payment, Termination of Employment and Forfeiture; New Hires, Promotions, and Transfers

Subject to the provisions below and except as otherwise provided in the 2017 Incentive Plan, a participant’s incentive compensation for each Performance Period will be paid as soon as practicable after the fiscal year-end results for such Performance Period have been finalized, but in no event later than the date that is 2-1/2 months immediately following the close of the fiscal year in which such Performance Period ended. The payment will be in the form of a cash lump sum.

If a participant’s employment with the Company and its subsidiaries is terminated voluntarily by the participant, or is terminated by his or her employer for any reason during a Performance Period, or after a Performance Period but prior to the date of actual payment of the incentive compensation, then such participant will immediately forfeit any right to receive any incentive compensation for such Performance Period.

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Proposal No. 4: Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan

Any individual who is newly-hired or becomes eligible to participate in the 2017 Incentive Plan during a Performance Period and who is selected by the Committee to participate in the 2017 Incentive Plan will be eligible to receive a pro rata portion of the incentive compensation to which he or she would have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a participant in the 2017 Incentive Plan and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

In the case of a promotion or transfer from a position where an individual was already a participant for a Performance Period to a position where the participant is eligible for a higher or lower maximum amount of incentive compensation, the participant will complete his or her participation in the prior position until the end of the complete month in which his or her date of promotion or transfer occurred, and then may participate in for the rest of the Performance Period at the level of the transferred or promoted position. The overall incentive compensation will be pro rated for both Performance Periods. If a participant is transferred to a lateral position (i.e., the same job grade or level), then the incentive compensation will not be pro rated based on the lateral change in position.

Assignment

A participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded under the 2017 Incentive Plan prior to the actual receipt of such rights or benefits, and any attempt to alienate, assign, pledge sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits will be null and void.

Adjustments upon Changes in Capitalization

In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger), the Committee will adjust the Performance Goals and achievement levels so that the incentive compensation amounts to which a participant is entitled are not adversely affected by such events.

Amendment or Discontinuance of the Incentive Plan

The Committee may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2017 Incentive Plan, except that any amendment that modifies any preestablished performance goal for a participant who is a Covered Employee (or his or her successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to the date which is 90 days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). The Board of Directors may discontinue the 2017 Incentive Plan in whole or in part, and may amend the 2017 Incentive Plan in any manner advisable in order for incentive compensation granted under the 2017 Incentive Plan to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) of the Code or the regulations thereunder to permit greater flexibility with respect to incentive compensation under the 2017 Incentive Plan).

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2017 Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

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Proposal No. 4: Approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan

Law Affecting Deferred Compensation

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon are subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. The 2017 Incentive Plan and awards of incentive compensation are intended to be exempt from Section 409A of the Code.

Tax Consequences to Participants

The recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery, unless the award otherwise becomes subject to taxation under the Code, including Section 409A of the Code.

Federal Tax Withholding

Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act. Withholding does not represent an increase in the participant’s total income tax obligation since it is fully credited toward his or her tax liability for the year. Compensation income realized, and tax withheld, will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year is a Covered Employee. However, the limitation on deductions does not apply to certain types of compensation, including qualified “performance-based” compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). The Company intends for awards of incentive compensation granted pursuant to the 2017 Incentive Plan to constitute qualified “performance-based” compensation and, as such, to be exempt from the $1,000,000 limitation on deductible compensation.

New Plan Benefits

On December 13, 2016, the Committee approved, subject to stockholder approval of the 2017 Incentive Plan, the grant of cash incentive opportunities at the same percentages of base salary as under the 2016 Plan. See “Compensation Discussion and Analysis — Analysis of Our 2016 Executive Compensation Program — Annual Cash Bonus — 2016 Annual Incentive Plan — Bonus Target and Maximum Percentages” for a discussion of the payout levels under the 2016 Plan. If the Company’s stockholders do not approve the 2017 Incentive Plan, these awards will be cancelled. All future awards to executive officers and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the 2017 Incentive Plan at this time.

Interests of Certain Persons

Bill Sandbrook, our CEO and a member of the Board of Directors, is eligible for awards under the 2017 Incentive Plan, and thus, has a personal interest in the approval of the 2017 Incentive Plan.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan.

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Expenses Relating to this Proxy Solicitation

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and regular employees may solicit proxies by telephone without extra compensation for that activity. We have engaged MacKenzie Partners to assist in the solicitation of proxies as well. We will pay MacKenzie Partners a fee of $20,000, plus disbursements, reimburse MacKenzie Partners for its reasonable out-of-pocket expenses and indemnify MacKenzie Partners and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Date for Submission of Stockholder Proposals

Pursuant to SEC Rule 14a-8, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement and proxy card for our 2018 Annual Meeting of Stockholders must send written notice of the proposal to our Corporate Secretary at our principal executive offices, 331 N. Main Street, Euless, Texas 76039, so that we receive that notice by no later than the close of business on December 1, 2017. A stockholder who submits a proposal, pursuant to SEC Rule 14a-8, must satisfy the eligibility and procedural requirements set forth in SEC Rule 14a-8.

Any stockholder who wishes to submit a proposal to be brought before our 2018 Annual Meeting of Stockholders (outside of the processes of SEC Rule 14a-8) must comply with our bylaws which establish an advance notice procedure for stockholder proposals, including director nominee proposals, to be brought before an annual meeting. Our bylaws provide that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting of stockholders.

Under these bylaw provisions, we must receive stockholder proposals for our 2018 Annual Meeting of Stockholders no earlier than the close of business on January 18, 2018 and no later than the close of business on February 17, 2018. Stockholders must deliver the proposals to our Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

To be in proper form, a stockholder’s notice must include the information about the proposal or nominee as specified in our bylaws. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary at the address above. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaw and/or SEC requirements for submitting a proposal or nomination.

We received no stockholder proposals and no stockholder director nominations for the Annual Meeting.

Householding of Annual Meeting Materials

With respect to stockholders who requested printed versions of these materials, we are sending only one annual report to stockholders and proxy statement to an address unless contrary instructions from any other stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of the Notice, this proxy statement or the accompanying annual report to stockholders, or any future notices or proxy materials, may make a request for these items by contacting the bank, broker or other holder of record, or

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Other Information

by contacting us by telephone at 817-835-4105, by e-mail to corporatesecretary@us-concrete.com or by mail to: U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039, Attention: Corporate Secretary. We will deliver the requested materials promptly upon receiving such a request. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of our future materials or (2) separate materials if only one set of documents is being sent to a household. If they do not, a stockholder who would like to make one of these requests should contact us as indicated above.

Other Matters

Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

Please vote via Internet, telephone or mail as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please vote by telephone or over the Internet by following the instructions included in the Notice, or if you elected to receive printed versions of the materials, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the postage-paid return envelope enclosed with the printed materials. Please act promptly to ensure that you will be represented at the Annual Meeting.

By Order of the Board of Directors,

Paul M. Jolas

Senior Vice President, General Counsel and

Corporate Secretary

Euless, Texas

March 28, 2017

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Questions and Answers About the Meeting And Voting

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed proxy statement and annual report, and how do I request a printed copy of the proxy materials?

A:	Pursuant to the rules of the Securities and Exchange Commission, which we refer to as the SEC, we have elected to provide electronic access to our proxy materials over the Internet instead of mailing printed copies of these materials to each stockholder. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders of record on March 23, 2017, which we began mailing on or about March 31, 2017. Instructions on how to access the proxy materials over the Internet are included in the Notice.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice. If you received the Notice, then you will not receive a printed copy of the proxy materials unless you request them. Stockholders may request to receive a printed set of the proxy materials, on an ongoing basis, via the Internet at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com, or by calling 1-800-579-1639.

Q:	What am I being asked to vote on at the 2017 Annual Meeting of Stockholders?

A:	At the 2017 Annual Meeting of Stockholders of the Company, which we refer to as the Annual Meeting, we are asking you to consider and vote on the following:

•	the election of seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2018 Annual Meeting of Stockholders of the Company (Proposal No. 1);

•	the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2017 (Proposal No. 2);

•	the casting of a non-binding, advisory vote on the compensation of the Company’s executive officers as disclosed in this proxy statement (Proposal No. 3);

•	the approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan (Proposal No. 4); and

•	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	Who may vote at the Annual Meeting?

A:	All stockholders of record as of the close of business on March 23, 2017, which we refer to as the Record Date, are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share. As of March 23, 2017,
15,890,109 shares of our common stock were outstanding and entitled to vote.

Q:	Who may attend the Annual Meeting?

A:	All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Q:	How do I vote at the Annual Meeting?

A:	You may vote in the following ways:

•	you may come to the Annual Meeting and cast your vote in person;

•	you may cast your vote by telephone by using the toll-free number listed on the Notice;

•	you may cast your vote over the Internet by using the Internet address listed on the Notice; or

•	if you elected to receive printed versions of the proxy materials, you may vote by signing and returning the enclosed proxy card. If you return the proxy card, the persons named on the card will vote your shares in the manner you indicate.

The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on your individual copy of the Notice. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your copy of the Notice for specific instructions.

If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

Q:	Who is soliciting my proxy?

A:	Our Board is soliciting your proxy. Certain of our directors, officers and employees also may solicit proxies on our Board’s behalf by mail, telephone, email, fax or in person. We have engaged MacKenzie Partners to assist in the solicitation of proxies as well.

Q:	Who will bear the expenses of this solicitation?

A:	We will pay the costs and expenses of the solicitation. We will pay MacKenzie Partners a fee of $20,000, plus disbursements, reimburse MacKenzie Partners for its reasonable out-of-pocket expenses and indemnify MacKenzie Partners and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our common stock.

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Questions and Answers About the Meeting And Voting

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form from the stockholder of record.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:	If you are a stockholder of record and you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares (i) “FOR” the election of all the director nominees (Proposal No. 1), (ii) “FOR” the ratification of the appointment of Ernst & Young LLP (Proposal No. 2), (iii) “FOR” the approval of the advisory vote on the compensation of our executive officers (Proposal No. 3) and (iv) “FOR” the approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan (Proposal No. 4). If any other matter does come before the Annual Meeting, the proxy holders will vote the proxies according to their best judgment.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under applicable rules, brokers will not be able to vote for the election of nominees for director (Proposal No. 1), the advisory vote on the compensation of our executive officers (Proposal No. 3) or approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan (Proposal No. 4), without prior instructions from you on how to vote. Therefore, it is very important that you vote your proxy so that your vote can be counted.

Q:	What if I vote by proxy and then change my mind?

A:	If you vote by proxy, via mail, the Internet or telephone, you may later revoke your proxy instructions by:

•	writing to the Company’s Corporate Secretary at the mailing address in the answer to the last question below;

•	delivering to our Corporate Secretary at the mailing address in the answer to the last question below a properly executed proxy card dated after the date of the proxy card you want to revoke;

•	voting at a later time by telephone or the Internet; or

•	attending the Annual Meeting and casting your vote in person.

Q:	When did the Company begin mailing the Notice and first distribute this proxy statement and the accompanying form of proxy to stockholders?

A:	We began mailing the Notice, and first distributed this proxy statement and the accompanying form of proxy to our stockholders, on or about March 31, 2017.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly voted by proxy, via mail, the Internet or telephone, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. If a quorum is not present, the Chairman of our Board or the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting, until the required quorum is present.

Q:	What vote is required to approve of each of the proposals being considered at the Annual Meeting?

A:	Pursuant to our bylaws, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board of Directors whether to accept such resignations. The Board will act upon such recommendation(s) within 90 days following certification of the stockholder vote.

The ratification of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2017, requires the affirmative vote of a majority of the votes cast on the proposal. The approval of the advisory vote on our executive compensation and the approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan each require the affirmative vote of a majority of the shares of holders present in person or by proxy at the meeting and entitled to vote thereon.

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Questions and Answers About the Meeting And Voting

Abstentions and broker non-votes will have no effect on the vote for directors, ratification of our independent registered public accounting firm or the approval of the U.S. Concrete, Inc. 2017 Cash Incentive Plan. Abstentions will have the same effect as votes against the advisory vote on our executive compensation, and broker non-votes will have no effect on the result of the vote for such proposal.

Q:	Who will count the votes?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:	What shares are reflected on my copy of the Notice or my proxy card?

A:	The shares listed on your copy of the Notice or your proxy card represent, as of the record date, all the shares of common stock held in your name, as distinguished from shares held by a broker in “street name.” You should receive a separate notice or proxy card from your broker if you hold shares in “street name.”
Q:	What does it mean if I get more than one Notice or proxy card?

A:	It indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote or provide a proxy for the shares covered by each Notice or proxy card to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:	In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. ET on May 17, 2017, the day before the Annual Meeting. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the Company’s mailing address?

A:	Our mailing address, and the location of our principal executive offices, is U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

U.S. Concrete, Inc.  |  2017 Proxy Statement    59

APPENDIX A

U.S. CONCRETE, INC.

2017 CASH INCENTIVE PLAN

Article I

Purpose

The purpose of the U.S. Concrete, Inc. 2017 Cash Incentive Plan (the “Plan”) is to advance the interests of U.S. Concrete, Inc. (the “Company”) and its stockholders by (a) providing certain Employees of the Company and its Subsidiaries (as hereinafter defined) with incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain Employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder. Notwithstanding the foregoing, the Committee (as defined below) may, in its sole discretion, grant Incentive Compensation (defined below) which is not intended to meet the “performance-based compensation” exception under Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Article II

Definitions

For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Adjusted EBITDA” means, for the Company or any Subsidiary, income (loss) from continuing operations plus income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative (gain) loss, non-cash gain (loss) on revaluation of contingent consideration, non-cash stock compensation expense, acquisition-related professional fees, and officer severance, as reported from time to time by the Company in its earnings releases.

“Adjusted Free Cash Flow” means net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, plus proceeds from disposals of business units.

“Adjusted Gross Profit” means Adjusted Gross Profit as income from operations, plus depreciation, depletion and amortization, selling, general and administrative expenses, loss (gain) on revaluation of contingent consideration, and (gain) loss on sale of assets.

“Adjusted Net Income from Continuing Operations” means net income, plus loss from discontinued operations, net of taxes, income tax expense (benefit), derivative (gain) loss, loss on extinguishment of debt, non-cash stock compensation expense, acquisition-related professional fees, officer severance and non-cash loss (gain) on revaluation of contingent consideration.

“Award” means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be for a period of less than a Fiscal Year (e.g., six months, a “Short-Term Award”), a period equal to a Fiscal Year (an “Annual Award”), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a “Long-Term Award”).

“Base Pay” means a Participant’s base salary at the end of the applicable Performance Period, according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

“Board” means the Board of Directors of the Company.

“Business Unit” means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

“Business Unit Performance Goals” means the objective performance goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

“Chief Executive Officer” or “CEO” means the chief executive officer of the Company.

“Claims” shall have the meaning set forth in Section 7.5 below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee as determined by the Board, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means U.S. Concrete, Inc., a Delaware corporation.

“Company Performance Goals” means the objective performance goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

“Covered Employee” shall have the same meaning as the term “covered employee” (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, provided that only an Employee for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable shall be considered a “Covered Employee” for purposes of this Plan.

“Eligible Employee” shall mean any Employee of the Company or any Subsidiary.

“Employee” means a common law employee (as defined in accordance with the treasury regulations and revenue rulings applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

“Fiscal Year” means the fiscal year of the Company.

“Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

“Individual Performance Goals” means the objective performance goals established for an individual Participant for any Performance Period, which shall be based on the performance of the Company or any Business Unit and shall be related to the achievement of financial and operating objectives of the Company or any Business Unit, as applicable.

“Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid at the maximum bonus level, which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Net Debt” means total debt, including current maturities and capital lease obligations, less cash and cash equivalents.

“Participant” means an Employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article IV of the Plan and who is selected by the Committee (or an Authorized Officer, duly appointed in accordance with Article III) to participate in the Plan for any Performance Period.

“Performance Criteria” shall have the meaning set forth in Section 5.2 below.

“Performance Goals” means the Individual Performance Goals, Business Unit Performance Goals, and Company Performance Goals established by the Committee for a Participant, the Company and/or each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2, 5.3, and 5.6 below.

“Performance Period” means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

“Plan” means the U.S. Concrete, Inc. 2017 Cash Incentive Plan, as it may be amended from time to time.

“Segment Adjusted EBITDA” means, for any Business Unit, income (loss) from continuing operations plus income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative (gain) loss, non-cash gain (loss) on revaluation of contingent consideration, non-cash stock compensation expense, acquisition-related professional fees, and officer severance, as reported from time to time by the Company in its filings with the Securities and Exchange Commission.

“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above, any limited partnership listed in item (ii) above or any other limited liability company described in this item (iii). “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

“Target Achievement” means, for a Participant for any Performance Period, the level or range of achievement of a set of Performance Goals required for Incentive Compensation to be paid at the target bonus level, which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid at the threshold bonus level, which shall be a specified percentage of the Participant’s Base Pay with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 5.1 below.

Article III

Administration

3.1 Committee’s Authority. Subject to the terms of this Article III, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article V hereof; and (iii) establish and certify the achievement of the Performance Goals. Notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for a Covered Employee for such Performance Period) shall be made exclusively by the members of the Committee who are at that time “outside” directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

3.2 Committee Action. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3 Committee’s Powers. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

To the extent permitted by applicable law, the Committee also may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (each an “Authorized Officer”), solely with respect to Employees who are not Covered Employees, within the ten most highly compensated officers of the Company, or Authorized Officers to: (i) determine the amount of Incentive Compensation payable to such Employees in accordance with the terms of the Plan; (ii) establish Performance Goals for such Employees, and certify whether, and to what extent, such Performance Goals were achieved for the applicable Performance Period; and (iii) reduce Incentive Compensation payable to such Employees in accordance with the provisions of Section 5.6, and authorize payment to such Employees in accordance with Article VI.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

(a) designate the Eligible Employees who shall participate in the Plan;

(b) maintain complete and accurate records of all Plan transactions and other data in the manner necessary for proper administration of the Plan;

(c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(d) enforce the terms of the Plan and the rules and regulations it adopts;

(e) review claims and render decisions on claims for benefits under the Plan;

(f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article IV

Eligibility

For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a

Performance Period that is less than twelve (12) months, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). To the extent permitted by the Committee, Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee within not more than ninety (90) days after the beginning of a Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), those Employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Award, an Annual Award or a Long-Term Award.

Article V

Determination of Goals and Incentive Compensation

5.1 Establishment of Performance Goals. No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth, as applicable, the following: (i) the Business Unit Performance Goals for the Performance Period, (ii) Company Performance Goals for the Performance Period, (iii) the Individual Performance Goals for the Performance Period (if any), (iv) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for the Performance Goals for the Performance Period, (v) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (vi) a schedule setting forth the payout opportunity as a percentage of Base Pay for Threshold Achievement, Target Achievement, and Maximum Achievement levels. The Committee may delegate to the CEO to establish and report to the Committee for each Participant (other than the CEO) the determinations under items (i) through (vi) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such items.

5.2 Categories of Business Unit Performance Goals. The Business Unit Performance Goals, if any, established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, the Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, which, where applicable, shall be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: (a) income from operations; (b) net income; (c) income from continuing operations; (d) basic and diluted earnings per share; (e) Total Company Adjusted EBITDA, Total Company Adjusted EBITDA ratios and margins, Segment Adjusted EBITDA and Segment Adjusted EBITDA ratios and margins; (f) sales volumes and changes in sales volumes; (g) average selling prices and changes in average selling prices; (h) material margin spreads and changes in material margin spreads; (i) revenues, revenue growth and revenue ratios; (j) Adjusted Gross Profit and Adjusted Gross Profit margins; (k) Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per share (basic or diluted); (l) cash flows, Adjusted Free Cash Flow and changes in cash flow and Adjusted Free Cash Flow; (m) debt, Net Debt, changes in debt and Net Debt and debt and Net Debt ratios; (n) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (o) price of the Company’s common stock, stockholder value, total market value; (p) return on assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or sales; (q) value of assets; (r) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (s) expense or cost levels; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed assets; (v) operating cost management; (w) management of capital structure; (x) capital expenditures; (y) net borrowing; (z) credit quality or debt ratings; (aa) productivity improvements; (bb) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (cc) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (dd) customer growth; (ee) employee diversity goals; (ff) employee turnover; (gg) specified objective social goals; (hh) safety record; (ii) productivity goals; (jj) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or (kk) other objectively measurable factors directly tied to the performance of the Company or any Business Unit (each, a “Performance Criteria”). Any Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance (i) with the Company’s financial statements, (ii) under generally accepted accounting principles, or (iii) under a methodology established by the Committee which is consistently applied and identified in the audited financial statements, the Company’s earnings releases or filings with the Securities and Exchange Commission.

5.3 Company Performance Goals. The Company Performance Goals, if any, established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more of any combination of the factors set forth in Section 5.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends (if any). The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies deemed by the Committee to be comparable to the Company.

5.4 Certification. Within seventy-five (75) days after the end of each Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Company and Business Unit Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company’s financial statements or receipt of the Independent Auditor’s Report on the Company’s financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing of the Company’s financial results for any Performance Period and receipt of the report of the Company and Business Unit senior management, the Committee shall certify in writing and, where applicable, in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code: (i) the extent to which each Business Unit achieved its Business Unit Performance Goals, if any, for the Performance Period, (ii) the extent to which the Company achieved its Company Performance Goals, if any, for the Performance Period, (iii) the calculation of the Participants’ Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant. Approved minutes of the Committee meeting in which the certification required by this Section 5.4 is made shall be treated as written certification for purposes for this Section 5.4.

5.5 Award Based on Level of Achievement. If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on a specified percentage of Base Pay and the Committee’s predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award as a percentage of Base Pay.

5.6 Discretion to Reduce Incentive Compensation. After the certification described in Section 5.4 the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to reduce the Incentive Compensation to be paid to a Participant.

Individual Performance Goals need not have been established during the specific time periods set forth in Section 5.1 above for the establishment of Company Performance Goals and Business Unit Performance Goals.

5.7 Limitation on Total Incentive Compensation. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any single Award shall not exceed $1,750,000.

Article VI

Payment of Incentive Compensation

6.1 Form and Time of Payment. Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant’s Incentive Compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than the date that is 2 1⁄2 months immediately following the close of Fiscal Year in which such Performance Period ended. The payment shall be in the form of a cash lump sum payment.

6.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for any reason, during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

6.3 Pro Rata Payment for New Hires; Promotions.

(a) New Hires. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

(b) Promotions. In the case of a promotion or transfer from a position where an individual was already a Participant for Incentive Compensation for a Performance Period to a position where the Participant is eligible for a higher or lower maximum amount of Incentive Compensation, the Participant shall complete his or her participation in the prior position until the end of the complete month containing his or her date of promotion or transfer, prior to participating in the Performance Period for the transferred or promoted position. The overall Incentive Compensation will be pro-rated for both Performance Periods. In calculating the pro-rated amount, (i) the prior Performance Period will be prorated using the Participant’s Base Pay immediately prior to the date of promotion or transfer, and (ii) the subsequent Performance Period will be pro-rated using the Participant’s Base Pay at the end of the Performance Period. If a Participant is transferred to a lateral position (i.e., the same job grade or level), then the Incentive Compensation will not be pro-rated based on the lateral change in position.

Article VII

Miscellaneous Provisions

7.1 Non-Assignability. A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

7.2 No Right To Continue In Employment. Nothing in the Plan confers upon any Employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any Employee at any time (subject to any contract rights of such Employee), including, without limitation, before or after the date such Participant is entitled to payment with respect to an Award.

7.3 Indemnification of Committee; No Duties; Waiver of Claims. No member of the Committee, nor any officer or Employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all of the members of the Committee and each and any officer or Employee of the Company acting with or on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Committee (and no officer, Employee or Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, any Award or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Committee and any officer, Employee or Subsidiary of the Company, arising out of this Plan.

7.4 No Trust or Plan Funding. The Company (and not any of its Subsidiaries) will be solely responsible for the payment of all amounts hereunder. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company (or any of its Subsidiaries) by reason of the right to receive any Incentive Compensation under the Plan. To the extent that any Participant acquires a right to receive any payment from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

7.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws, and the rights and obligations created hereby shall be governed by the laws of the State of Texas. The Participant’s sole remedy for any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award (collectively, “Claims”) shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or any owner or existing or former director, officer or Employee of the Company or any Subsidiary. The individuals and entities described above in this Section 7.5 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 7.5.

7.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

7.7 Construction of Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

7.8 Integrated Plan. This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

7.9 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

7.10 Accounting of Compensation. Unless otherwise specifically provided in such benefit plan, any amounts paid to a Participant hereunder shall not be treated as compensation paid to such Participant for the purposes of any other benefit plan.

7.11 Adjustments. In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s common stock; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited financial statements which, in the case of (a) – (d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

Article VIII

Amendment or Discontinuance

The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) of the Code or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X

Section 409A of the Code

This Plan is intended to be exempt from Section 409A of the Code and shall be interpreted in a manner consistent with Section 409A of the Code and the treasury regulations and guidance issued thereunder. If an Award is subject to Section 409A, to the extent (i) any payment for such Award to which a Participant becomes entitled under this Plan in connection with the Participant’s termination of service with the Company (for reasons other than death) constitutes a payment of deferred compensation subject to Section 409A of the Code, and (ii) the Participant is deemed at the time of such termination to be a “specified employee” under Section 409A of the

Code to whom the following provisions must apply, then such payment shall not be made or commence until the earliest of (A) the expiration of the six (6) month period measured from the date of Participant’s termination of service with the Company; or (B) the date of the Participant’s death following such termination of service. Upon the expiration of the applicable deferral period, any payment which would have otherwise been made during that period in the absence of this Article X shall be made to the Participant or the Participant’s beneficiary.

Article XI

Term

The effective date of this Plan shall be as of January 1, 2017, subject to stockholder approval. The material terms of this Plan shall be disclosed and submitted to the stockholders of the Company at the next annual meeting of stockholders and thereafter every five (5) years (unless earlier terminated) for approval in accordance with the requirements of Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the applicable meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such applicable stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

* * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of December 13, 2016, by its Chief Executive Officer pursuant to prior action taken by the Board.

U.S. CONCRETE, INC.

By:	/s/ William J. Sandbrook
Name:	William J. Sandbrook
Title:	President and Chief Executive Officer

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

Total Adjusted EBITDA

Total Adjusted EBITDA is a non-GAAP financial measure. We define Total Adjusted EBITDA as our income (loss) from continuing operations plus income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative (gain) loss, non-cash (gain) loss on revaluation of contingent consideration, non-cash stock compensation expense, acquisition-related professional fees, and officer severance. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We have included Total Adjusted EBITDA herein because it is widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands).

	Year Ended December 31,
	2016	2015
Total Adjusted EBITDA Reconciliation
Income (loss) from continuing operations	$9,578	$(5,094)
Add: Income tax expense	21,151	779
Income (loss) from continuing operations before income taxes	30,729	(4,315)
Add: Depreciation, depletion and amortization	54,852	43,570
Add: Interest expense, net	27,709	21,734
Add: Loss on extinguishment of debt	12,003	—
Add: Derivative loss	19,938	60,016
Add: Non-cash loss on revaluation of contingent consideration	5,225	932
Add: Non-cash stock compensation expense	7,099	5,824
Add: Acquisition-related professional fees	2,250	3,760
Add: Officer severance	—	357
Total Adjusted EBITDA	$159,805	$131,878

B-1

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, proceeds from disposals of acquired businesses and insurance proceeds from property loss claim. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands).

	Year Ended December 31,
	2016	2015
Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$112,124	$104,261
Less: Capital expenditures	(40,425)	(24,977)
Plus: Proceeds from the sale of property, plant and equipment	2,744	1,312
Plus: Proceeds from the disposal of acquired businesses	1,565	1,177
Plus: Insurance proceeds from property loss claim	1,348	—
Adjusted Free Cash Flow	$77,356	$81,773

B-2

U.S. CONCRETE, INC. 331 N. MAIN STREET EULESS, TX 76039 ATTN: CiCi Sepehri    VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors    Nominees For Against Abstain 1A Eugene I. Davis    0 0 0 For Against Abstain 1B William J. Sandbrook    0 0 0 3. Advisory resolution to approve the compensation of our named executive    0 0 0    officers. 1C Kurt M. Cellar    0 0 0 4. Approve the U.S. Concrete, Inc. 2017 Cash Incentive Plan.    0 0 0 1D Michael D. Lundin    0 0 0 NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating 1E Robert M. Rayner    0 0 0 to the conduct of the meeting. The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company’s 2017 Annual Meeting of 1F Colin M. Sutherland    0 0 0 Stockholders. This proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Notice and Proxy Statement and Annual Report of the Company for the year ended December 31, 2016 is 1G Theodore P. Rossi    0 0 0 hereby acknowledged. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as the Company’s    0 0 0    independent registered public accounting firm for the year ending    December 31, 2017. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date    0000326701_1    R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com U.S. CONCRETE, INC. Proxy for the Annual Meeting of Stockholders To be held on May 18, 2017 This proxy is solicited on behalf of the Board of Directors of U.S. Concrete, Inc. The undersigned hereby appoints William J. Sandbrook and Paul M. Jolas, and each of them, with full power of substitution and re-substitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 18, 2017 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated March 28, 2017 and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1; FOR PROPOSALS 2, 3 and 4; AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.    R1.0.1.15 _ 2 0000326701 Continued and to be signed on reverse side